As filed with the Securities and Exchange Commission on January 9, 2002
                                                      Registration No. 333-80475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                          POST-EFFECTIVEAMENDMENT NO. 4
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                               EONNET MEDIA, INC.
             (Exact name of registrant as specified in its charter)

    Florida                          7375                        59-3569844
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)
                         ------------------------------
                       6925 112th Circle North, Suite 101
                              Largo, Florida 33773
                                 (727) 546-6473

                        (Address, including zip code, and
                           telephone number including
                           area code, of registrant's
                               principal executive
                                    offices)
                         ------------------------------

                                 Vikrant Sharma
                       6925 112th Circle North, Suite 101
                              Largo, Florida 33773
                                 (727) 546-6473
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   Copies to:
      Martin A. Traber                                Arthur S. Marcus
      Steven W. Vazquez                        Gersten, Savage & Kaplowitz, LLP
       Foley & Lardner                                101 East 52nd Ave.
100 N. Tampa Street, Suite 2700                       New York, NY 10022
     Tampa, Florida 33602                              (212) 752-9700
       (813) 229-2300                             Facsimile: (212) 980-5192
  Facsimile: (813) 221-4210

                         ------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                         ------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

================================================================================

Explanatory Note: This Registration Statement contains two forms of prospectus. One of the prospectuses will be used in connection with an underwritten public offering of the registrant's common stock. The other prospectus will be used in connection with the registrant's free stock offering of its common stock. The two prospectuses will be identical except for the front cover page, back cover page, and the underwriting section.

                              Subject to Completion
                  Preliminary Prospectus dated January 9, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
----------
                                1,000,000 Shares

                               Eonnet Media, Inc.

                                  Common Stock

                               ___________________

         This is Eonnet Media's initial public offering. Eonnet Media is selling all of the shares.

         We expect the public offering price to be $5 per share. Currently, no public market exists for the shares. After the pricing of the offering, we expect that the shares will be listed on the American Stock Exchange under the symbol "EOI."

         Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

                               ___________________

                                                                            Per Share            Total

       Public offering price.........................................         $5.00           $5,000,000
       Underwriting discount.........................................         $0.50            $500,000
       Proceeds, before expenses, to Eonnet Media....................         $4.50           $4,500,000



         The underwriters may also purchase up to an additional 150,000 shares from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover overallotments.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares will be ready for delivery on or about _______, 2002.

                               ___________________


                           ViewTrade Securities, Inc.

                               ___________________


                  The date of this prospectus is _______, 2002

                     References to Additional Information

         Unless the context otherwise requires or as otherwise indicated, the terms "we," "our," "us," "Eonnet Media," and "Eonnet" as used in this prospectus refer to Eonnet Media, Inc., a Florida corporation, and its consolidated subsidiaries. We were formerly known as DoctorSurf.com, Inc. until we changed our name on April 9, 2001.

         Since 2000, we have filed periodic reports and other filings with the Securities and Exchange Commission. You may obtain documents that are filed by us with the Securities and Exchange Commission by requesting them in writing or by telephone at:

         Eonnet Media, Inc., 6925 112th Circle North, Suite 101, Largo, Florida 33773, (727) 546-6473

         See, "Where You Can Find More Information" on page 49.

         You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to give you different information. If such information is given, you should not rely on it. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered hereby, nor is it an offer to sell or a solicitation of an offer to buy securities where such an offer or solicitation would be unlawful. You should assume that the information appearing in this prospectus is correct as of the date on the front cover of this prospectus or other date stated in this prospectus. Our business, financial condition, prospects, and results of operation may have changed since that date.

                              About this Prospectus

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains two forms of prospectus. One form of prospectus relates to our underwritten public offering of 1,000,000 shares of common stock. The other form of prospectus relates to our free stock offering of up to 200,000 shares of common stock. In our free stock offering, we are offering ten shares of our common stock at no cost to up to 20,000 doctors and other healthcare professionals who are members of our web site. We will not receive any proceeds from the free stock offering.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................16
USE OF PROCEEDS...............................................................17
DIVIDEND POLICY...............................................................18
CAPITALIZATION................................................................19
DILUTION......................................................................20
SELECTED CONSOLIDATED FINANCIAL INFORMATION  OF EONNET MEDIA, INC.............21
ACQUIRED COMPANY SELECTED FINANCIAL INFORMATION...............................22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS
OF OPERATIONS.................................................................23
BUSINESS......................................................................26
MANAGEMENT....................................................................33
PRINCIPAL SHAREHOLDERS........................................................38
CERTAIN TRANSACTIONS..........................................................40
DESCRIPTION OF CAPITAL STOCK..................................................42
SHARES AVAILABLE FOR FUTURE SALE..............................................44
UNDERWRITING..................................................................45
EXPERTS.......................................................................49
LEGAL MATTERS.................................................................49
WHERE YOU CAN FIND MORE INFORMATION...........................................49

Index to Financial Statements................................................F-1

                                   ----------

         Eonnet(R) is a registered trademark of Eonnet Media, Inc.

                  [This page has been left blank intentionally]

                               PROSPECTUS SUMMARY

         This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements. Unless otherwise specifically stated, the information in this prospectus has been adjusted to reflect a one for 18 reverse stock split of all shares of our common stock outstanding on January 27, 2001.

Overview

         Eonnet Media, Inc. is a technology solutions and healthcare information provider for the electronic health, or E-Health, marketplace as well as other markets. We provide these solutions in two ways. Our technology services provide network, web, and wireless solutions to the E-Health marketplace and other markets. Our Internet-based healthcare information services fulfill the administrative, communications, and information needs of doctors and other healthcare professionals.

         We were incorporated in April 1999 and commenced operations in the first quarter of 2000. We launched our DoctorSurf.com web site in the first quarter of 2000. In April 2001, we acquired Eonnet Technologies, Inc. and changed our name to Eonnet Media, Inc. Since launching our site, we have established a member base for our web sites of approximately 20,000 doctors and other healthcare professionals.

         Jupiter Research, an independent industry research company, projects in the report "Creating Digital Doctors", dated October 6, 2000 that the size of the United States health transactions market will grow to $9 billion by 2005. According to this report, medical doctor web sites are the crucial catalyst to unlocking this market. In addition, a Jupiter Research consumer survey finds that 63% of consumers would switch to a doctor with a web site that offered credible content, appointment scheduling capabilities or secure communication channels. Personal physicians' portals are a primary component of our web site.

         We believe that we are poised to deliver leading-edge technology and healthcare information solutions for the rapidly evolving E-Health marketplace. We intend to leverage our innovative "by doctors, for doctors" family of web sites and the loyal membership community of our Virtual Health Network, or VHN, with our networking services and web and wireless application development capabilities.

Our Solution

         Our technology solutions provide busy medical offices with the information technology consulting in hardware and software support to increase practice efficiency and save costs. Our healthcare information solution integrates and helps manage the administrative, communications, and information needs of healthcare professionals. We believe our combined service offering provides the following benefits to doctors and other healthcare professionals:

        o        A single point of contact for all technology needs;

        o Efficient and optimized internal network systems by providing proactive maintenance and upgrade programs as well as solutions for improved connectivity, security, and storage;

        o Improved internal information systems by providing state-of-the art custom web and wireless applications; and

        o Reduced cost of software ownership by providing online tools including information, personal dynamic portals, internet based review boards, and billing and practice management applications in an ASP model.

Our Strategy

         Our goal is to leverage the combination of our technology and healthcare information services and our growing member base of healthcare professionals to become a leading technology company serving the E-Health marketplace. The key elements of our strategy to accomplish this goal include the following:

        o Offer a complete "one stop shop" to physicians and other participants in the E-Health marketplace as well as other markets.

        o       Attract and maintain a large base of physician membership.

        o Establish and maintain strategic relationships with service and content providers.

        o       Expand our presence in other markets.

Other Information

         Our executive offices are located at 6925 112th Circle North, Suite 101, Largo, Florida 33773. Our telephone number is (727) 546-6473. Our web site address is eonnetmedia.com. Information contained on our web site is not part of this prospectus. In addition to this offering, we also are completing our free stock offering of up to 200,000 shares of our common stock to our member base. We are distributing ten shares of our common stock at no cost to the approximately 20,000 doctors and other healthcare professionals who have become members of our web sites.

                                  The Offering

Shares offered.................................1,000,000 shares in an under-
                                               written offering and an
                                               additional 200,000 shares at no
                                               cost to doctors and medical
                                               students who are members of our
                                               web site.

Shares outstanding before offering.............2,430,516 shares of common stock.
                                               These shares do not include
                                               22,500 options granted at an
                                               exercise price of $18 per share.
                                               Immediately prior to this
                                               offering, we also will have
                                               365,163 shares of preferred stock
                                               outstanding that will convert to
                                               common stock upon the satisfac-
                                               tion of performance criteria
                                               relating to our revenue and gross
                                               profit.  See "Principal Share-
                                               holders" and "Description of
                                               Capital Stock" below.
Shares outstanding after offering..............3,630,516 shares, or 3,780,516 shares if the underwriter
                                               exercises its over-allotment
                                               option in full.   Immediately
                                               prior to this offering, we also
                                               will have 365,163 shares of
                                               preferred stock outstanding that
                                               will convert to common stock upon
                                               the satisfaction of performance
                                               criteria relating to our revenue
                                               and gross profit.  See "Principal
                                               Shareholders" and "Description of
                                               Capital Stock" below.

Use of proceeds................................We expect to receive approxi-
                                               mately $4,000,000 in net proceeds
                                               from this offering (approximately
                                               $4,652,500 if the underwriter
                                               fully exercises its over-
                                               allotment option).  We intend to
                                               use a portion of the net proceeds
                                               to pay:

                                               o   $513,111 in outstanding in-
                                                   debtedness;

                                               o   $36,000 in accrued salary for
                                                   2001 to Vikrant Sharma, our
                                                   Chief Executive Officer;

                                               o   $38,500 in accrued rent for
                                                   2001 for our office in
                                                   Pittsburgh, Pennsylvania; and

                                               o   $125,000 in consulting fees
                                                   to ViewTrade Securities, our
                                                   underwriter, pursuant to an
                                                   Advisory and Investment
                                                   Banking Agreement for
                                                   services as our management
                                                   and financial consultant for
                                                   a two-year term beginning on
                                                   the date of this offering.

                                               We intend to use the remaining
                                               net proceeds for general
                                               corporate purposes, including
                                               working capital.

Proposed American Stock Exchange  symbol.......EOI

Except as otherwise noted, all information in this prospectus assumes no exercise of the underwriters' overallotment option.

          Summary Consolidated Historical and Pro Forma Financial Data

         The following summary consolidated financial data should be read in conjunction with the Eonnet Media financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The summary financial data for the year ended December 31, 2000 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary financial data as of and for the nine months ended September 30, 2001 have been derived from our unaudited financial statements which, in the opinion of management, reflect all adjustments necessary to present fairly the information for that period.

                                                         Actual                            Pro Forma(1)
                                         -----------------------------------  ---------------------------------------
                                            Year Ended     Nine Months Ended     Year Ended      Three Months Ended
                                           December 31,      September 30,      December 31,         March 31,
                                                2000             2001(3)             2000               2001
                                         ----------------  -----------------  -----------------  --------------------
                                                              (unaudited)                  (unaudited)
Consolidated Income Statement Data:
Sales........................               $    20,670       $   932,183        $ 1,832,483        $   512,596
Cost of Sales................                         -           505,224          1,213,504            347,686
Total operating expense......                 1,581,939           684,402          3,043,267            435,726
Net operating loss...........                (1,561,269)         (257,443)        (2,424,288)          (270,816)
                                         ---------------   ---------------    ---------------    ---------------
Net loss.....................                (1,561,269)         (286,783)        (2,430,161)          (280,827)
                                         ===============   ===============    ===============    ===============

     Loss per share..........                     (1.22)            (0.12)             (0.74)             (0.12)
                                         ===============   ===============    ===============    ===============


                                                                                    As of September 30, 2001
                                                                             -----------------------------------

                                                                                   Actual       As Adjusted (2)
                                                                             ---------------  -----------------
Consolidated Balance Sheet Data:
Cash and cash equivalents...........................................            $   107,032      $ 4,107,032
Working capital.....................................................             (1,357,211)       2,462,789
Total assets........................................................              1,434,067        5,434,067
Long-term debt, including current portion...........................                304,526          304,526
Shareholders' equity (deficiency)...................................               (567,667)       3,402,333

(1) The unaudited pro forma financial statement information is included in order to give effect to the transactions described below as if they occurred at the beginning of the respective period:

         On January 27, 2001, we completed a one for 18 reverse stock split.

         On April 9, 2001, Eonnet Media acquired all the issued and outstanding stock of Eonnet Technologies, Inc. for 1,000,000 shares of Eonnet Media common stock. The acquisition is accounted for as a purchase. The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

         The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data does not purport to represent what the financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in the prospectus.

(2) As adjusted to give effect to the sale of 1,000,000 shares in this offering at an initial public offering price of $5.00 per share and after deducting the underwriting discount and commissions and estimated offering expenses.

                                  RISK FACTORS

         An investment in our stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information contained in this prospectus, before you decide to buy our stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may impair our business. Any adverse effect on our business, financial condition, or results of operations could result in a decline in the trading price of our stock and the loss of all or part of your investment.

We have a limited operating history that you can use to evaluate our prospects.

         We were incorporated April 1999. Our merger with Eonnet Technologies was completed in April 2001. Therefore, we have limited financial and operational data that you can use to evaluate our business and business prospects. We are facing new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, competition from a wide range of sources, and other risks described below.

We have not achieved profitability and may incur additional losses in the future.

         We had an accumulated deficit of approximately $3.0 million at September 30, 2001. We incurred net loss of $1.6 million for the year ended December 31, 2000 and incurred a net loss of $.3 million for the nine-month period ended September 30, 2001. We expect to incur additional operating losses and negative cash flows for the foreseeable future. We will incur direct expenses associated with the development and deployment of our networking services and the development of software for web and wireless devices and indirect expenses from promotional arrangements with physicians and medical students. Additionally, we expect that our operating expenses will continue to increase significantly as we expand our management team and sales and marketing operations. Consequently, it is possible that we may not achieve positive earnings and, if we do achieve positive earnings, we may not be able to achieve them on a sustainable basis.

Our services are unique and our industry is evolving.

         You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development. We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results. To be successful, we must, among other things:

        o develop and introduce functional and attractive service offerings;

        o attract and maintain a large base of physician membership and advertisers;

        o increase awareness of our services and develop physician membership and consumer loyalty;

        o provide desirable services and compelling and original content to our membership;

        o establish and maintain strategic relationships with distribution partners and service and content providers;

        o establish and maintain relationships with sponsors and with advertisers and their advertising agencies; and

        o respond to competitive and technological developments; build an operations structure to support our business; and attract, retain and motivate qualified personnel.

         Because the market for our VHN is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our VHN will develop or that demand for our services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We are unable to accurately forecast our revenues.

         We intend to use a significant portion of the net proceeds from this offering to fund working capital and marketing. We expect our expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development, and administrative expenses. The success of our business depends on our ability to increase our revenues to offset our expenses. We cannot guarantee that we will be able to generate sufficient revenues to offset our operating expenses or the costs of our promotional packages or subsidies or that we will be able to achieve or maintain profitability. If our revenues fall short of our projections, our business, financial condition and operating results would be materially adversely affected. We may also need to raise additional capital. However, we cannot guarantee that we will be able to raise additional capital on terms favorable to us or at all.

Our quarterly financial results may fluctuate significantly.

         We expect our quarterly revenues, expenses and operating results to fluctuate significantly in the future as a result of a variety of factors, some of which are outside of our control. These factors include:

        o the number of physician members and subscribers and the level of traffic on our Web sites;

        o        our ability to establish and strengthen awareness;

        o the addition or loss of service or content providers, advertisers, or sponsors on our Web sites;

        o        our ability to upgrade our Web sites;

        o the amount and timing of the costs relating to our marketing efforts or other initiatives;

        o the timing of contracts with strategic partners and other parties;

        o fees we may pay for distribution, service, or content agree-ments and promotional arrangements or other costs we incur as we expand our operations;

        o the level of acceptance of the Internet by the healthcare industry;

        o our ability to compete in a highly competitive market, and the introduction of new sites and services by us or our competitors;

        o technical difficulties, system downtime, undetected software errors and other problems affecting the Internet generally or the operation of our Web sites; and

        o economic conditions specific to the Internet and online media and general economic conditions.

         Due to the foregoing factors, we believe that quarter to quarter comparisons of our operating results are not a good indication of our future performance.

Our virtual health network may not achieve sufficient market acceptance.

         Our virtual health network is intended to facilitate and streamline interactions among the myriad participants in the healthcare industry. We anticipate that our VHN will enable the secure exchange of information among disparate healthcare information and support a broad range of healthcare transactions, including medical billing and claim processing, transcription, wireless prescription writing, coding, online referrals, authorizations, personal dynamic web portals, review boards, secure messaging and scheduling. We cannot guarantee that participants in the healthcare industry will accept the VHN, or even the Internet, as a replacement for traditional sources of these services. Market acceptance of a VHN will depend upon continued growth in the use of the Internet generally and, in particular, as a source of administrative, communications and information services for the healthcare industry.

         The Internet may not prove to be a viable channel for these services due to inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for the transmission of confidential healthcare information, implementation of competing technologies, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation or other reasons.

         The acceptance of a VHN for administrative, communications, and information services by healthcare professionals will require a broad acceptance of new methods of conducting business and exchanging information. Our future financial success will depend upon our ability to attract and retain physician membership and sell networking services, advertising, and sponsorships on our Web site. The failure of a VHN to achieve market acceptance would have a material adverse effect on our business, financial condition and operating results.

We may not be able to maintain and strengthen our VHN in the E-Health marketplace.

         In order to increase our member and subscriber base of healthcare professionals and expand our online traffic, we must establish, maintain, and strengthen the recognition VHN in the E-Health marketplace. For us to be successful in establishing our network:

        o healthcare professionals must, among other things, perceive us as offering quality, cost-effective administrative, communications and information services;

        o healthcare consumers must, among other things, perceive us as offering relevant, reliable healthcare information from trustworthy sources; and

        o medical suppliers, pharmaceutical companies and other vendors to the healthcare community must, among other things, perceive our Web site as an effective marketing and sales channel for their products and services.

         Our business could be materially adversely affected if our marketing efforts are not productive or if we cannot increase our awareness in the marketplace. Further, our Web sites will be more attractive to healthcare advertisers if we have a large subscriber membership base with demographic characteristics that advertisers perceive as favorable. Therefore, we intend to introduce additional or enhanced services in the future in an effort to retain our current subscribers and attract new subscribers. Our reputation could be adversely affected if we experience difficulties in introducing new services, if these services are not accepted by our subscriber membership, if we are required to discontinue existing services, or if our services do not function properly.

We may experience difficulty in integrating our recent merger.

         In April 2001, we completed a merger with Eonnet Technologies, Inc. and we changed our name to Eonnet Media, Inc. Our success depends in part on our ability to integrate the technologies, service offerings, operations and systems of these companies and grow the business. Potential challenges to the successful integration include:

        o        our ability to market and sell our services to users;

        o centralization and consolidation of financial, operational, and administrative functions;

        o        elimination of unnecessary costs;

        o        the technological integration of the each companies' services;
                 and

        o        the integration of each company's personnel.

         We believe that the process of integrating may be complex and will place significant demands on our management, technical, financial and other resources. We cannot guarantee that there will be a successful integration of our operations at all. We also cannot guarantee that the merger will result in sufficient sales or earnings to justify the merger or that any synergies will develop. The successful integration of the companies is critical to our future success.

We depend on our distribution partners.

         A principal element of our network, web and wireless solutions is the establishment and maintenance of strategic distribution relationships with other companies. We have entered into distribution relationships with several companies, and we intend to enter into additional relationships in the future. We have granted exclusive rights to market our software in certain markets, including the infertility, obstetrics, gynecology, cardiology, orthopaedics, cardiothoracic and medical supply markets. We have also agreed not to market our software through certain competitors of our strategic partners. We formed our existing relationships recently, and they have not yet produced significant revenues.

         Although we view our distribution relationships as a key factor in our overall business strategy, our distribution partners may not view their relationships with us as significant to their own business, and they may reassess their commitment to us or decide to compete directly with us in the future. We generally do not have agreements that prohibit our distribution partners from competing against us directly or from contracting with our competitors. We cannot guarantee that any distribution partner will perform its obligations as agreed or contemplated or that we would be able to specifically enforce any distribution agreement. Our arrangements with our distribution partners generally do not establish minimum performance requirements, but instead rely on the voluntary efforts of our distribution partners. Therefore, we cannot guarantee that these relationships will be successful.

We depend on our content providers.

         We rely on independent content providers for the majority of the clinical, educational, and other general healthcare information that is provided through our VHN. We have entered into strategic relationships with several companies to obtain content for our VHN, and we intend to enter into additional relationships in the future. Our success depends significantly on our ability to maintain our existing relationships with these content providers and to build new relationships with other content providers. Our agreements with content providers are short-term and non-exclusive. Termination of one or more significant content provider agreements would decrease the availability of healthcare-related news and information which we can offer our subscribers and consumers and could have a material adverse effect on our business, financial condition and operating results.

         Due to the non-exclusivity of our agreements with content providers, competitors offer, or could offer, content that is similar or the same as ours. To the extent that content providers, including but not limited to our current providers, offer information to users or our competitors at a lower cost, our business, financial condition and operating results could be materially adversely affected. In addition, we depend on the abilities of our content providers to deliver high quality content from reliable sources and to continually upgrade their content in response to member and consumer demand and evolving healthcare industry trends. Any failure by these parties to develop and maintain high quality, attractive content could result in member and consumer dissatisfaction, could inhibit our ability to add new members and consumers and could dilute our VHN, each of which could have a material adverse effect on our business, financial condition and operating results.

We face competition and risks associated with technological change.

         We compete, directly and indirectly, for members, subscribers, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

        o online services or Web sites targeted to the healthcare industry generally;

        o publishers and distributors of traditional offline media, including those targeted to healthcare professionals, many of which have established or may establish Web sites;

        o general purpose consumer online services that provide access to healthcare-related content and services;

        o public sector and non-profit Web sites that provide healthcare information without advertising or commercial sponsorships; and

        o vendors of healthcare information, products, and services distributed through other means, including direct sales, mail and fax messaging.

         Our competitors have significantly greater resources than us. To be competitive, we must license leading technologies, enhance our existing services and content, develop new technologies that address the increasingly sophisticated and varied needs of healthcare professionals and consumers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. We cannot guarantee that we will be successful in using new technologies effectively or adapting our Web site and proprietary technology to user requirements or emerging industry standards.

We may not be able to prevent Internet security breaches.

         The difficulty of securely transmitting confidential information over the Internet has been a significant barrier to conducting electronic commerce and engaging in sensitive communications over the Internet. We rely on browser-level encryption, authentication and certificate technologies, all of which are licensed from third parties, to provide the security and authentication necessary to effect secure transmission of e-mail. However, we cannot guarantee that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of our security measures. A party who is able to circumvent our security measures could misappropriate proprietary information or confidential communications or cause interruptions in our operations. We may be required to spend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches.

         Any well-publicized compromise of Internet security could deter people from using the Internet or from conducting transactions that involve transmitting confidential information, including confidential healthcare information. To the extent that our activities or the activities of third party contractors involve the storage and transmission of confidential information, such as patient records or credit information, security breaches could expose us to claims, litigation or other possible liabilities. Our inability to prevent security breaches would have a material adverse effect on our business, financial condition and operating results.

We may experience system failures.

         To succeed, we must be able to operate our Web site 24 hours a day, seven days a week, without interruption. Almost all of our communications and information services are provided through our service and content providers. We do not maintain redundant systems or facilities for our services. To operate without interruption, our service and content providers must guard against: damage from fire, power loss and other natural disasters; communications failures; software and hardware errors, failures or crashes; security breaches, computer viruses and similar disruptive problems; and other potential interruptions. We have experienced periodic system interruptions in the past, and we cannot guarantee that they will not occur again. Any significant interruptions in our services or an increase in response time could result in a loss of potential or existing members and consumers, strategic partners or advertisers and sponsors and, if sustained or repeated, could reduce the attractiveness of our Web site to such parties.

         Although we maintain insurance for our business, we cannot guarantee that our insurance will be adequate to compensate us for all losses that may occur or to provide for costs associated with business interruptions. Our Web site may be required to accommodate a high volume of traffic and deliver frequently updated information. Our Web site may experience slower response times or system failures due to increased traffic on our site or for a variety of other reasons. We also depend on content providers to provide information and data feeds on a timely basis. Our Web site could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our subscribers and consumers depend on ISPs, OSPs and other Web site operators for access to our Web site. Each of them has experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Moreover, the Internet infrastructure may not be able to support continued growth in its use. Any significant interruption in our operations could have a material adverse effect on our business, financial condition and operating results.

We could be liable for information retrieved from our web site.

         We may be subject to third party claims for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of information supplied on our Web site by us or third parties, including our content providers, medical advisors or users. These types of claims have been brought, sometimes successfully, against online services in the past. We could be subject to liability with respect to content that may be accessible through our Web site or third party Web sites linked from our Web site. For example, claims could be made against us if material deemed inappropriate for viewing by children could be accessed through our Web site or if a subscriber or consumer relies on healthcare information accessed through our Web site to their detriment. Even if such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims and in implementing measures to reduce our exposure to such liability. Our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

We are subject to government regulation and legal uncertainties.

         There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as online content, user privacy, pricing and characteristics and quality of products and services. For example, although it was held unconstitutional, the Communications Decency Act of 1996 prohibited the transmission over the Internet of certain types of information and content. In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. Because the growing popularity and use of the Internet 22 has burdened the existing telecommunications infrastructure in many areas, local exchange carriers have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. Internet user privacy has become an issue both in the United States and abroad. Current United States privacy law consists of a few disparate statutes directed at specific industries that collect personal data, none of which specifically covers the collection of personal information online.

         We cannot guarantee that the United States or foreign nations will not adopt legislation purporting to protect such privacy. Any such legislation could affect the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on our business, financial condition and operating results. Moreover, it may take years to determine the extent to which existing laws governing issues such as property ownership, libel, negligence and personal privacy are applicable to the Internet.

         Currently, we do not believe that our operations are regulated by any healthcare agency. However, with regard to healthcare issues on the Internet, the recently enacted Health Insurance Portability and Accountability Act of 1996, mandated the use of standard transactions, standard identifiers, security and other provisions by the year 2000. It is necessary for our platform and for the applications that we provide to be in compliance with the regulations. Congress is also likely to consider legislation that would establish uniform, comprehensive federal rules about an individual's right to access his own or someone else's medical information. This legislation would likely define what is to be considered "protected health information" and outline steps to ensure the confidentiality of this information. The proposed Health Information Modernization and Security Act would provide for establishing standards and requirements for the electronic transmission of health information. We are dependent on our key personnel.

         Our future success depends in part on our ability to attract and retain highly qualified technical, sales, customer service and managerial personnel. Competition for such personnel is intense, and we cannot guarantee that we will be able to attract or retain a sufficient number of highly qualified employees in the future. If we are unable to hire and retain personnel in key positions, our business, financial condition and operating results could be materially adversely affected.

You will suffer immediate and substantial dilution as a result of this offering.

         The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate and substantial dilution. The pro forma net tangible book value of a share of our common stock purchased at an assumed initial public offering price of $5.00 will be only $1.22. Investors in this offering will experience dilution of $3.78 per share, or 75.6% of the $5.00 offering price. Additional dilution may be incurred to investors in this offering if stock options or warrants, whether currently outstanding or subsequently granted, are exercised.

Our principal shareholders, executive officers and directors will continue to hold a significant percentage of our common stock after this offering, and these shareholders may take actions that may be adverse to your interests.

         Our executive officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 33.8% of our common stock following this offering. As a result, these shareholders, acting together, will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors and approval of significant corporate transactions such as mergers, consolidations and sales of assets. They also could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination, which could cause the market price of our common stock to fall or prevent you from receiving a premium in such a transaction.

The price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

         Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop or be sustained following this offering. You may not be able to sell your shares quickly or above the initial market price if trading in our stock is not active. Furthermore, the market price of our common stock may decline below the price you paid for your shares. The initial public offering price for the shares was determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market.

         The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

        o the degree to which we successfully implement our business strategy;

        o actual or anticipated variations in quarterly or annual operating results;

        o changes in recommendations by the investment community or in their estimates of our revenues or operating results;

        o        speculation in the press or investment community;

        o        strategic actions by our competitors; and

        o        changes in business conditions affecting us and our customers.

         In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of companies within certain industry groups, such as technology companies generally and Internet-related companies in particular. This volatility has included rapid and significant increases in the trading prices of certain Internet companies following initial public offerings to levels that do not bear any reasonable relationship to the operating performance of such companies and large inter-day swings in the trading prices of such securities followed by rapid declines in the trading prices. These fluctuations may materially affect the trading price of our common stock.

         The market prices of securities of companies without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, class action litigation has often been brought against these companies. If a securities class action suit is filed against us, whether or not meritorious, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business in order to respond to the litigation.

Future sales of our common stock could depress our stock price.

         Sales of a large number of shares of our common stock, or the availability of a large number of shares for sale, could adversely affect the market price of our common stock and could impair our ability to raise funds in additional stock offerings.Upon completion of this offering, we will have 3,630,516 shares of common stock outstanding. 70% of our outstanding common stock is subject to agreements with the underwriters that restrict their ability to transfer their stock for either one year or two years after the date of this prospectus. ViewTrade Securities may in its sole discretion and at any time waive the restrictions on transfer in these agreements during this period. After these agreements expire, all of our outstanding shares will be eligible for sale in the public market assuming no exercise of stock options or warrants.

We will have broad discretion in how we use the net proceeds from this offering.

         We intend to use a portion of the net proceeds from this offering to repay debt and accrued salaries, rent, and consulting payments, hire additional, sales, marketing, and managerial personnel, and other general corporate purposes. However, our management has not designated a specific use for a substantial portion of the net proceeds and will have broad discretion over their use. Our management may allocate the net proceeds differently than investors in this offering would have preferred, or we may not maximize our return on the net proceeds.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terms such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

         We expect to receive approximately $4,000,000 in net proceeds from our sale of 1,000,000 shares of common stock offered by us in this offering (approximately $4,652,500 if the underwriter fully exercises its over-allotment option). This estimate is based on an initial public offering price of $5.00 per share and is after deducting estimated underwriting discounts and commissions, the underwriter's non-accountable expense allowance, and estimated offering expenses payable by us. We expect to use such net proceeds of this offering for the following purposes:

        o        Approximately $513,111 to repay outstanding indebtedness;

        o $36,000 in accrued salary for 2001 plus an additional $3,000 per month beginning January 2002 until the completion of this offering to Vikrant Sharma, our Chief Executive Officer. In 2001, Mr. Sharma was paid $84,000 for 2001 rather than $120,000 as specified in his employment agreement. At the completion of this offering, Mr. Sharma will begin receiving his $120,000 annual salary pursuant to his employment agreement;

        o $38,500 in accrued rent for 2001 for our office in Pittsburgh, which is owned by Sherman International Corporation, which is owned by the parents of Vikrant Sharma, our Chief Executive Officer;

        o $125,000 in consulting fees to ViewTrade Securities, our underwriter, pursuant to an Advisory and Investment Banking Agreement for services as our management and financial consultant for a two-year term beginning on the date of this offering; and

        o The balance for general corporate purposes, including working capital. These amounts could include expenses for opening new offices and hiring sales people and other staff, and advertising expenses and other sales and marketing activities.

         Except as explained above, we have not yet identified the specific amounts of proceeds to be expended for these purposes. The amounts that we actually expend on these purposes may vary depending on a number of factors. These include future revenue growth and the amount of cash generated from operations. Pending the use of the net proceeds from this offering, we plan to invest these proceeds in short-term, investment grade securities or money market instruments.

         Our outstanding indebtedness that we intend to repay from the net proceeds of this offering includes the following:

        o Promissory notes in the principal amount of $225,000, which is currently due and payable, plus accrued and unpaid interest of $12,000 as of November 30, 2001. The interest rate of these notes is 8%.

        o Promissory notes in the principal amount of $135,000 issued to former shareholders who elected to exercise rescission rights, which is currently due and payable, plus accrued and unpaid interest of $7,911 as of November 30, 2001. The interest rate of these notes is 8%.

        o $133,200 owed to Vikrant Sharma, our Chief Executive Officer, and his immediate family members, which is currently due and payable. No interest is being paid for these amounts.

                                 DIVIDEND POLICY

         We have never declared or paid dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings, if any, to fund the development and growth of our business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2001:

        o        on an actual basis;

        o on a pro forma basis to give effect to the conversion immediately prior to this offering of 365,163 shares of outstanding common stock into preferred stock that will be converted into common stock or forfeited based on performance objectives of the company (See "Principal Shareholders" and Description of Capital Stock"); and

        o on a pro forma as adjusted basis to give effect to the sale of 1,000,000 shares of common stock at an offering price of $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

         This table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                 September 30, 2001
                                                                                 ------------------
                                                                      Actual          Pro Forma      As Adjusted
                                                                  --------------   --------------   -------------
                                                                                                      Pro Forma
                                                                                                      ---------
Long term obligations, net of current portion.............        $    248,116     $    248,116     $    248,116
Stockholders' equity
      Preferred stock par value $.01, 5,000,000 shares
authorized, no shares issued and outstanding, 365,163
shares issued and outstanding pro forma...................                   -            3,652            3,652
      Common stock, $ 0.01 value, 95,000,000 shares
authorized; 2,795,679 shares issued and outstanding actual;
3,630,516 shares issued and outstanding pro forma
as adjusted...............................................              27,957           24,305           36,305
Paid-in capital...........................................           2,480,514        2,480,514        6,468,514
Stock subscription receivables............................             (27,250)         (27,250)         (27,250)
Accumulated deficit.......................................          (3,048,888)      (3,048,888)      (3,048,888)
                                                                  --------------   --------------   -------------
Total stockholders' equity (deficiency)...................            (567,677)        (567,677)       3,432,333
                                                                  --------------   --------------   -------------
Total capitalization......................................        $   (319,551)    $   (319,551)    $  3,680,449
                                                                  ==============   ==============   =============

                                     DILUTION

         If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

         After giving effect to the sale of shares of common stock offered by us (at an assumed initial public offering price of $5.00 per share less underwriting discounts and commissions and estimated offering expenses), our pro forma net tangible book value as of September 30, 2001 would have been approximately $2.6 million or $.72 per share. This amount represents an immediate increase in pro forma net tangible book value of $1.22 per share to existing shareholders and an immediate dilution of $3.78 per share to new investors. Dilution is determined by subtracting pro forma net tangible book value per share after the offering from the amount of cash paid by a new investor for a share of common stock. The following table illustrates this per share dilution:

Assumed public offering price per share.................................. $ 5.00
    Net tangible book value per share as of
      September 30, 2001.......................................$(.50)
    Increase per share attributable to this offering...........$1.22
                                                               -----

Pro forma net tangible book value per share after this offering...........$  .72
                                                                          ------

Dilution to new investors..................................................$3.78
(75.6%)

         The following table sets forth as of September 30, 2001 the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing shareholders and by new investors in this offering on a pro forma basis, at an assumed initial public offering price of $5.00 per share and before deducting estimated underwriting discounts and commissions and offering expenses:

                                          Shares Purchased                  Total Consideration          Average Price
                                 ---------------------------------  ---------------------------------
                                      Number            Percent          Amount            Percent         Per Share
                                 ---------------  ----------------  -----------------  ---------------   -------------

Existing shareholders.......        2,795,679            70.0%         $2,522,279          33.53%          $    .90
                                                                       ----------
New investors...............        1,200,000            30.0%         $5,000,000          66.47%          $   4.17
                                    ---------           -----          ----------         ------           --------

Total.......................        3,995,679           100.0%         $7,522,279         100.00%
                                    =========           =====          ==========         ======

         The foregoing table includes the 200,000 shares of common stock that can be issued in our free stock offering. The foregoing tables exclude 22,500 shares of common stock issuable pursuant to options or warrants outstanding as of September 30, 2001 at a weighted average exercise price of $18.00 per share.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                              OF EONNET MEDIA, INC.

         The following selected consolidated financial information for Eonnet Media, Inc. for the year ended December 31, 2000 and for the period from May 14, 1999 (date of inception) through December 31, 1999 and as of December 31, 2000 and 1999 are derived from Eonnet Media's consolidated financial statements, which have been audited by Brimmer, Burek & Keelan LLP, independent auditors. The selected consolidated financial data as of and for the nine months ended September 30, 2001 and 2000 have been derived from our unaudited consolidated financial statements, which, in the opinion of management, reflect all adjustments necessary to present fairly the information for those periods. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Eonnet Media's consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                               Nine Months
                                                                  Ended                         Year Ended
                                                               September 30,                   December 31,
                                                     -------------------------------- ---------------------------------

                                                         2001           2000           2000              1999
                                                     ------------   ------------   -------------    --------------
                                                               (unaudited)
Consolidated Statements of Operations Data:
Sales..............................................  $  932,183     $     5,570    $     20,670     $         900
Operating expenses.................................     684,402       1,267,766       1,581,939           631,964
                                                     -----------    ------------   -------------    --------------
Income (loss) from operations......................    (257,443)     (1,262,196)     (1,561,269)         (631,064)
Other income (expenses)............................     (29,340)       (58,670)          (4,052)           13,702
                                                     ------------   ------------   -------------    --------------
Net income (loss)..................................  $ (286,783)    $(1,164,532)   $ (1,565,321)         (617,362)
                                                     ===========    ============   =============    ==============
Basic and diluted income (loss) per share..........       (0.12)          (0.93)          (1.22)             (.49)
                                                     ============   ============   =============    ==============
Basic and diluted weighted average number of
  common shares outstanding........................    2,436,726      1,257,379       1,280,549         1,250,000
                                                     ===========    ===========    =============    ==============


                                                               Nine Months
                                                                  Ended                         Year Ended
                                                           September 30, 2001                   December 31,
                                                     --------------------------------  -------------------------------
                                                               (unaudited)                   2000              1999
                                                               -----------             -------------     -------------

Consolidated Balance Sheet Data:
Cash and cash equivalents..........................         $   107,032                 $   332,291      $   658,629
Working capital (deficit)..........................          (1,357,211)                   (411,308)        (319,040)
Total assets.......................................           1,434,067                     466,926          782,709
Long-term obligations, less current portion........             248,116                     225,000           35,948
Shareholders' equity (deficit).....................            (567,667)                   (512,929)        (271,362)

                 ACQUIRED COMPANY SELECTED FINANCIAL INFORMATION

         The following selected financial information for Eonnet Technologies, Inc. for the years ended December 31, 2000 and 1999 and as of December 31, 2000 and 1999 are derived from Eonnet Technologies' financial statements, which have been audited by Brimmer, Burek & Keelan LLP, independent auditors. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Eonnet Technologies' financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                            Year Ended
                                                                               ------------------------------
                                                                 March 31,                 December 31,
                                                                   2001               2000               1999
                                                            -----------------  -----------------  -----------
                                                               (unaudited)
Statements of Operations Data:
Sales................................................       $       508,780     $    1,811,813    $   1,410,881
Operating expenses...................................               270,911          1,083,661          822,482
                                                                -----------        -----------      -----------
Income (loss) from operations........................              (109,817)          (485,352)        (138,076)
Other income (expenses)..............................                (2,414)            (1,821)          (5,942)
                                                                -----------        -----------      -----------
Net income (loss)....................................       $      (112,231)    $     (487,173)   $    (144,018)
                                                                ===========        ===========      ===========
Basic and diluted income (loss) per share............                  (.11)              (.49)           (.015)
                                                                ===========        ===========       ==========
Basic and diluted weighted average number of
  common shares outstanding..........................             1,000,000            997,738          988,004
                                                                ===========        ===========      ===========


                                                                                            Year Ended
                                                                               --------------------------------
                                                                 March 31,                 December 31,
                                                                   2001               2000               1999
                                                            -----------------  -----------------  -------------
                                                               (unaudited)
Balance Sheet Data:
Cash and cash equivalents............................               3,458                  -            3,279
Working capital (deficit)............................            (737,781)          (632,268)        (287,534)
Total assets.........................................             325,286            317,230          407,744
Long-term obligations, less current portion..........              29,941             34,354           22,933
Shareholders' equity (deficit).......................            (579,422)          (467,191)        (144,018)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         During the first quarter of 2001, we were in the development stage and had generated revenues of $3,816. In April 2001, we completed a merger with Eonnet Technologies, Inc., a network and web solutions company. As a result of the merger, Eonnet Technologies, Inc. became a wholly-owned subsidiary and we changed our name to Eonnet Media, Inc. Substantially all of our revenues during 2001 are attributable to Eonnet Technologies, Inc.

         Sales consist primarily of revenues from network system implementation and support services. Additional sales consist of fees from pharmaceutical study review services provided to customers, commissions from web application development, server co-location and advertisements on our web site.

         Operating expenses include payroll, advertising and promotional costs, payroll and related taxes, web site expense, legal and professional fees, other operating expenses and depreciation expense. Other income (expense) consists of interest income associated with cash maintained in a money market fund and interest expense associated with borrowings to finance capital equipment expenditures and other working capital needs.

         We expect to incur net operating losses and negative cash flows for the foreseeable future. We will incur direct expenses associated with the development and deployment of our networking services and the development of software for web and wireless devices and indirect expenses from promotional arrangements with physicians and medical students. Our agreements and promotional arrangements with distribution partners and service providers require us to pay consideration in various forms, including the payment of royalties, license fees, and certain other significant guaranteed amounts whether or not services are used under these agreements.

         We intend to enter into arrangements with strategic partners that may require us to pay consideration in various forms. These payments, promotions and other arrangements may require us to incur significant expenses. We expect our expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development and administrative expenses.

Results of Operations

Comparison of three months ended September 30, 2001 and 2000

         Sales. Sales for the three months ended September 30, 2001 increased to $460,790 for the combined companies compared to $1,650 for the three months ended September 30, 2000. The increase is attributed to the merger with Eonnet Technologies, Inc. with revenues coming from sales of services and products.

         Payroll, contract labor, benefits and related taxes. Payroll, contract labor, benefits and related taxes were $181,064 for the three months ended September 30, 2001 compared to $280,960 for the three months ended September 30, 2000, because of the merger with Eonnet Technologies, Inc. allowed us to more effectively deploy personnel and eliminate some highly compensated staff. The staff obtained through this merger includes management, sales, technical, and administrative personnel.

         Web site expenses. Web site expenses for the three months ended September 30, 2001 were $4,442 compared to $36,605 for the three months ended September 30, 2000. The decrease is attributed to additional development and maintenance done on the websites www.doctorsurf.com and www.internetirb.com operated by Eonnet Media Inc.

         Advertising and promotional expenses. Advertising and promotional expenses for the three months ended September 30, 2001 decreased to $0 compared to $2,214 for the three months ended September 30, 2000.

         Interest income (expense), net. Interest expense, net of interest income was $8,800 for the three months ended September 30, 2001. For the three months ended September 30, 2000 interest expense exceeded interest income by $3,540. The increase in interest expense is the result of increased borrowings used to fund operations and the merger with Eonnet Technologies.

         Income taxes. We did not have any provision for income taxes for the period presented due to its net operating loss. The net operating loss may be carried forward for up to 20 years. As such, we do not anticipate any liability for income taxes for the year ended December 31, 2001.

Comparison of nine months ended September 30, 2001 and 2000

         Sales. Sales were $932,183 for the nine months ending September 30, 2001 compared to $5,570 for the nine months ended September 30, 2000. The increase is attributed to the merger with Eonnet Technologies and increased revenue from sales of networking solutions services and products.

         Payroll and related taxes. Payroll and related taxes decreased to $369,133 for the nine months ending September 30, 2001 compared to $662,885 for the nine months ended September 30, 2000. The decrease is primarily due to a reduction of non-essential staff personnel.

         Web site expenses. Web site expenses decreased to $17,914 for the nine months ending September 30, 2001 compared to $70,098 for the nine months ended September 30, 2000, primarily because of additional development and maintenance done on the websites www.doctorsurf.com and www.internetirb.com.

         Advertising and promotional expenses. Advertising and promotion expense for the nine months ended September 30, 2001 decreased to $1,400 compared to $112,916 for the nine months ended September 30, 2000. The decrease is the result of a reduction in promotional activities now that the websites are operational.

         Other operating expenses. Other operating expenses decreased to $247,031 for the nine months ending September 30, 2001 compared to $391,862 for the nine months ended September 30, 2000. The decrease resulted from a reduction in various miscellaneous expenses.

         Interest income (expense), net. Interest expense, net of interest income was $29,988 for the nine months ending September 30, 2001. For the nine months ended September 30, 2000, interest income exceeded interest expense by $4,328. The increase in interest expense is primarily the result of increased borrowing to fund operations and the merger with Eonnet Technologies.

         Income taxes. We did have any provision for income taxes provision for the period presented due to its net operating loss. The net operating loss may be carried forward for up to 20 years. As such, we do not anticipate any liability for income taxes for the period.

         Management believes that there was no material effect on our operations or financial condition as a result of inflation for the nine month period ending September 30, 2001.

Liquidity and Capital Resources

         In 2001, we financed our operations using cash from the sale of equity securities and loans from shareholders.

         In the second quarter of 2001, the net loss reduced to $66,709 compared to $228,796 for the second quarter of 2000 due to the merger with Eonnet Technologies. In the third quarter of 2001, the net loss was $145,083 compared to $515,805 for the third quarter of 2000.

         We had a working capital deficit of $1,357,000 at September 30, 2001. Net cash used in operating activities was $250,000 during the nine months ending September 30, 2001, compared to $422,000 for the nine months ended September 30, 2000. The use of cash is primarily attributable to the net operating loss as well as an increase in inventory of $7,900, accounts receivable of $31,900 and other current assets of $66,300, offset by an increase in accounts payable of $78,700 and customer deposits of $16,200.

         Net cash used in investing activities was $51,700 during the nine months ending September 30, 2001, representing the purchase of property and equipment of $1,000 and the purchase of the minority interest in EMC 911.com.

         Net cash used in financing activities was $77,200 during the nine months ending September 30, 2001, representing proceeds from a line of credit of $49,640. stock subscriptions collected of $37,700, partially offset by repayments of long-term debt of $4,600, and a pre-acquisition loan to Eonnet Technologies, Inc. of $50,000.

         In May 2001, we received a line of credit of $50,000 from PNC Bank, National Association. The line of credit is guaranteed by Vikrant Sharma, our Chief Execuitive Officer. The line of credit bears interest at the prime rate plus 1.75% and has an available credit balance of $360 at November 30, 2001. We are required to make monthly payments of accrued interest under the line of credit. The line of credit matures on May 30, 2002, at which time all outstanding principal and accrued interest is payable.

         We believe that the proceeds from this offering together with cash expected to be generated from operations and current cash reserves will be sufficient to meet our capital expenditures and working capital needs for its operations for at least the next 12 months.

                                    BUSINESS

General

         We are an information technology solutions and healthcare information provider for the electronic health, or E-Health, marketplace as well as other markets. We provide these solutions in two ways. Our technology services provide network, web and wireless solutions to the E-Health marketplace and other markets. Our Internet-based healthcare information services fulfill the administrative, communications, and information needs of doctors and other healthcare professionals. Our goal is to leverage the combination of our technology and healthcare information services and our growing member base of healthcare professionals to become a leading technology company serving the E-Health marketplace.

         We were incorporated in April 1999 and commenced operations in the first quarter of 2000. We launched our DoctorSurf.com web site in the first quarter of 2000. In April 2001, we acquired Eonnet Technologies, Inc. and changed our name to Eonnet Media, Inc. Since launching our site, we have established a member base for our web sites of approximately 20,000 doctors and other healthcare professionals.

         We believe that we are poised to deliver leading-edge technology solutions for the rapidly evolving E-Health marketplace. We intend to leverage the innovative "by doctors, for doctors" web sites and our loyal membership community with our networking services and web and wireless application development capabilities. In addition, we believe that our technology services will allow us to follow a path of least resistance into physicians' offices and hospitals by offering network solutions and support and custom web and wireless application development services.

Industry Background

         Jupiter Research, an independent industry research company, projects in the report "Creating Digital Doctors", dated October 6, 2000 that the size of the United States health transactions market will grow to $9 billion by 2005. According to this report, medical doctor web sites are the crucial catalyst to unlocking this market. In addition, a Jupiter Research consumer survey finds that 63% of consumers would switch to a doctor with a web site that offered credible content, appointment scheduling capabilities or secure communication channels. Personal physicians' portals are a primary component of our web site.

         We believe that a significant opportunity exists for healthcare professionals to use our Internet-based healthcare information services combined with our technology solutions to increase practice efficiency and achieve cost savings. We believe that the healthcare industry has lagged behind other transaction-intensive industries in the area of information technology spending and as a result, operates on a highly fragmented and disconnected infrastructure. Advances in Internet and wireless technology offer great promise for addressing these inefficiencies.

The Eonnet Solution

         Our technology solutions provide busy medical offices with information technology consulting and hardware and software support services to increase practice efficiency and save costs. Our Internet-based healthcare information services allow healthcare professionals to integrate and help manage their administrative, communications, and information needs.

         Our target market includes physicians' offices, hospitals, and any medical organization. Our primary products and services to this market will be the tools and applications available on our web sites as well as network support and application development services. We also intend to market our services to businesses both within and outside the E-Health marketplace with at least 30 employees and annual revenues of at least $10 million that have a need for secure and sound connectivity and custom web and wireless application development needs. We have generated our historical revenues from these businesses.

         We believe our combined service offering provides the following benefits to doctors and other healthcare professionals:

        o        A single point of contact for all technology needs.

        o Efficient and optimized internal network systems by providing proactive maintenance and upgrade programs as well as solutions for improved connectivity, security, and storage.

        o Improved internal information systems by providing state-of-the art custom web and wireless applications.

        o Reduced cost of software ownership by providing online tools including information, personal dynamic portals, internet based review boards, and billing and practice management applications in an ASP model.

Strategy

         Our goal is to leverage the combination of our technology and healthcare information services and our growing member base of healthcare professionals to become a leading technology company serving the E-Health marketplace. The key elements of our strategy to accomplish this goal include the following:

        o Offer a complete "one stop shop" to physicians and other participants in the E-Health marketplace as well as other markets. Our services will consist of assisting clients in implementing and upgrading their internal technology infrastructure in terms of connectivity, security, and storage and our products will include tools and services offered on our web sites. We intend to continue to develop and introduce functional and attractive service offerings for the E-Health marketplace.

        o Attract and maintain a large base of physician membership. We intend to increase our marketing efforts to continue to build our physician membership base. We also intend to increase awareness of our service offerings. The approximately 20,000 doctors and other healthcare professionals who currently are members of our web site each will be issued ten shares of our common stock when we complete this offering.

        o Establish and maintain strategic relationships with service and content providers. We intend to continue to establish relationships with different partners in the E-Health market-place to assist us in providing compelling services and content for our web sites. We also plan to establish and maintain relationships with sponsors and with advertisers and their advertising agencies.

        o Expand our presence in other markets. Our network support services are currently offered in the Pittsburgh and Tampa Bay area. We intend to expand our presence in mid-size to larger markets within the United States either through acquisitions or opening branch offices.

Technology Service Offerings

         We provide networking services and web and wireless technology solutions for the E-Health marketplace, as well as other markets. We believe physicians initiate the bulk of transactions in the healthcare system, and we intend to continue to strategically develop products and services designed to capture and retain this valuable customer base.

         Our integrated service offering consists of strategic consulting, design, development and implementation of information and system architectures, user-interfaces, creation of software, and integration of hardware necessary to implement our digital solutions. Information architecture refers to how content is organized and accessed while system architecture refers to how information is physically shared, stored and secured. User-interface refers to the presentation of a web or wireless software application to the end-user. Integration refers to the connectivity, switching, and security of hardware. Our digital communications solutions use Internet technologies to enhance communications and interactions between organizations. Our digital communications solutions are designed to optimize growth and operations resulting in an increase in revenue, productivity, and profitability within the organization.

         Our network solutions include installation, configuration, and maintenance of network products such as Microsoft, Novell, and Linux, routers such as from Cisco and Alcatel, security products from Cisco and Watchguard, email systems such as MS Exchange and Novell Groupwise, remote access and VPN (virtual private networks) from Microsoft, Citrix, and others. Our web solutions include development, implementation, maintenance in various products such as IBM Websphere, MS Visual Interdev, NetObjects Fusion, Macromedia, and Adobe and languages such as HTML, Java, Javascript, ColdFusion, C++, ASP, and Visual Basic.

         All of our solutions are undertaken in a unique five-step process that ensures all development and integration projects result in high quality and fast implementation. Our network and web maintenance programs, EONsafeNET and EONsafeWEB, respectively offer "on-call" 24-hour support to our clients.

         We believe that we must accomplish the following with respect to our technology service offerings:

        o Strengthen current relationships and establish a dependency on us for repeat business.

        o Create branding and awareness of our name by aggressive marketing and advertising.

        o        Hire and train additional high quality account managers.

        o Develop strategic partnerships with ISPs, computer equipment suppliers, consulting companies, medical networks and associations, and others.

        o Establish a presence in other markets by acquisition or opening branch offices.

Healthcare Information Services

         In tandem with the services listed above, we offer a vast array of physician practice management and communications tools through our web sites DoctorSurf.com, InternetIRB.com, and Emc911.com. These web sites create a Virtual Healthcare Network, or VHN, that facilitates and streamlines interactions among the myriad participants in the healthcare industry. Our VHN enables secure exchange of information among disparate healthcare information and supports a broad range of healthcare transactions, including medical billing and claim processing, transcription, wireless prescription writing, coding, online referrals, authorizations, personal dynamic web portals, institutional review boards, secure messaging, emergency medical card service, continued medical education and scheduling. We currently have over 20,000 doctors and other healthcare professionals who are members of our VHN. We believe that we will generate the majority of VHN revenue from our transaction and fee based usage of these tools. We believe that other sources of revenue will be generated through advertising, sponsorships, and sales of products through affiliate sites.

         According to the latest clinical research analysis by CenterWatch, an estimated $4.5 billion will be spent on clinical trials in the U.S. We believe that the clinical research process is currently the biggest bottleneck in the development of new pharmaceuticals and medical devices. We are an early entrant in the market with InternetIRB.com, one of the first Internet-based central institutional review boards to improve the process in conducting reviews of phases I through IV pharmaceutical, SR and NSR device studies allowing board decisions to be delivered generally within 24 to 48 hours of review. There are over 2,000 local IRBs around the country at present, only a fraction of which have taken steps to automate their traditional paper-based processes through the use of Internet technology. Revenue in the form of study fees have been realized by InternetIRB working as a managed central IRB. It is also being extended to function as an ASP, whereby licensing fees will be collected from subscribing external IRBs. A third source of revenue involves the collection of advertising and sponsorship revenue from study sponsors looking to attract subjects for their studies.

         In January 2000, we introduced the EMC911 Emergency Medical Card service and the emc911.com web site to establish a presence in the consumer eHealth market. EMC911.com issues a branded Emergency Medical Card to each of its members that grants access to critical personal health information in the event of an emergency via a fax-back system. A corresponding content site with emergency medical resource information is being developed to take advantage of a wide variety of e-commerce opportunities.

         Our strategy for our VHN is to develop a large base of Internet subscribers who are doctors through an attractive, user-friendly web site. The following are key elements of our strategy:

        o Continue to create, implement, and upgrade state-of-the art web sites through use of our technology personnel;

        o Increase our VHN membership and utilization through marketing initiative efforts;

        o        Enter into advertising arrangements with potential advertisers;

        o Provide marketing resources to encourage physicians promotion of their portals (i.e. Office displays and training CDs);

        o Create awareness of the Internet IRB web site by exhibiting at major clinical research events; and

        o Conclude development of the phase-two of the Internet IRB ASP model and conduct system pilot.

Revenue Channels

         We intend to generate revenue from transactions, subscriptions, advertising, and e-commerce. However, we expect to derive the majority of our revenue for the near future from network and web development services and IRB services in its initial stages, while building applications that we expect to generate additional revenues at a later time.

         We bill networking services in three ways. One way is on an hourly basis as services are rendered. Second is on a project-basis in which we are contracted on a "lump-sum" basis to undertake a strictly defined project. Third is on an annual contract, called EONsafeNET, which is paid in advance to render services on a continual basis for maintenance and upgrades.

         We bill web and wireless application development services mostly on a project basis. However, we also offer these services on an hourly contract basis. These services can also be offered in an annual contract called EONsafeWEB which is paid in advance to render services on a continual basis for maintenance and upgrades. We also generate revenues from hardware and software sales.

         In addition to the above primary fee based revenue sources, we anticipate that the following services may also produce fee based revenues:

        o Institutional Review Boards (IRBs): We intend to use Internet IRBs, whose approvals are mandatory, for research studies involving human subjects. The system is currently being extended to function as an ASP, whereby licensing fees will be collected from subscribing external IRBs.

        o Expert Medical Witness Program: We intend to link defense attorneys and insurance companies with medical experts, charging each a fee for the listing.

        o Office Management System: We intend to offer a platform that will offer a suite of software products and services which automate administrative, financial, clinical and management functions for doctors.

        o Emergency Medical Card (emc911.com): We believe that emc911.com will generate an enrollment fee and open avenues for revenue sharing arrangements.

        o Medical Surveys: We intend to host a platform for the benefit of the medical industry to conduct medical surveys via the Internet.

        o Continued Medical Education (CME): We intend to partner with institutions offering CME credit, board review courses, and board certification to offer online services that will reach larger audiences than on-site programs and save doctors time and money, which would generate both revenues and members for us.

        o Advertising: We plan to promote our doctor member base to pharmaceutical research and drug manufacturing companies to attract companies to enroll doctors in online surveys and clinical drug trials. We believe that participating companies would pay us a fee to advertise the surveys and drug trials on our web sites.

Properties

         We lease approximately 1,800 square feet of office space for our executive offices and our operations in Largo, Florida. These offices are located at facilities located at 6925 112th Circle North, Suite 101, Largo, Florida, 33773. The lease expired on January 31, 2001, and we have been leasing the property on a month-to-month basis and is renewable by us for an additional one-year term. The monthly lease payments are $1,200. We also lease approximately 2,500 square feet of office space for our development and marketing operations in Pittsburgh, Pennsylvania. The offices are located at facilities located at 367 Mansfield Avenue, Pittsburgh, PA 15220. The lease expires on December 31, 2000 and can be renewed for an additional five year term. The monthly lease payments are $ 3,500. The property is owned by Sherman International Corporation, which is owned by the parents of Vikrant Sharma, our Chief Executive Officer.

Legal Proceedings

         On September 25th 2001, JH Technical Services Inc. filed for suit against Eonnet Technologies Inc., our wholly owned subsidiary, for a disputed amount of $104,501, plus interest at the rate of 1.5% per month. JH Technical Services Inc. provided temporary technical support personnel to Eonnet Technologies Inc. beginning in August 1999 through February 2000. On October 24th, 2001, Eonnet Technologies Inc. filed a reply disputing the amount of claim and interest rate stated by JH Technical Services Inc.

         In October 2000, we hired PSINet, Inc. to provide managed web services and equipment necessary to the operation of our websites. Pursuant to the contract, PSI was to provide services and equipment for two years valued at $2,400,000 in exchange for approximately 244,444 shares of our common stock. The actual number of shares to be issued was to be determined quarterly based on PSINet's standard billing rates divided by $9.74 per share. The contract contains provisions that protect PSINet from dilution including rights of first offer, co-sale rights, and the right to purchase preferred stock. In addition, the share value used in the calculation of the number of shares to be issued is subject to adjustment for the sale of shares at lower prices. In May 2001, PSINet filed for bankruptcy. In August 2001, PSINet submitted to us invoices totaling $1,001,518 for services rendered between September 2000 and September 2001. We believe PSINet has not provided the services required by the contract and is disputing all amounts charged by PSINet, as well as its right to receive shares of our common stock, anti-dilution rights, right of first offer and co-sale rights pursuant to the terms of the contract. Approximately $65,000 has been accrued as management's estimate of the value of services provided.

         From June through August 1999, we sold 41,667 shares of common stock to investors at $18.00 per share, for gross proceeds of $750,000. The shares were sold to a limited number of investors in a private placement that was not registered under the federal securities laws. For federal securities law purposes, however, the private placement and the our proposed free share offering were considered a single offering and the exemption from registration that we relied on in making the private placement was not available. Therefore, we offered each investor in the private placement the right to resell their shares to us and receive a refund of the price paid by them of $18 per share. The private placement investors' right to sell their shares to us began on August 14, 1999 and expired on August 25, 2000. Two investors initially accepted our offer to resell their 1,944 shares to us and received total refund of the $35,000 purchase price. Subsequently, 11 additional investors with a total of 7,500 shares accepted our offer to resell their shares to us for a total amount of $135,000. As we were not in a position to pay cash to these investors, we issued them promissory notes payable in the aggregate amount of $135,000, which bear interest at a rate of 8% per annum. These notes will be repaid from the net proceeds of this offering. These notes are recorded as a liability in our financial statements.

                                   MANAGEMENT

Executive Officers, Directors And Key Employees

         Our executive officers, directors and key employees and their ages and positions held with us and our principal subsidiary, Eonnet Technologies, Inc. are as follows:

Name                                   Age      Position
----                                   ---      --------

Vikrant Sharma........................  31      Chief Executive Officer and
                                                  Director
Rakesh K. Sharma, M.D.................  43      Director and Chairman of Medical
                                                  Advisory Council
Marc F. Sachs.........................  32      Chief Financial Officer
Paul D. White.........................  31      Chief Operating Officer and Vice
                                                  President
George W. Potts.......................  30      Vice President of Sales and
                                                  Marketing
Jugal K. Taneja.......................  56      Consultant and Director
George L. Stuart, Jr. ................  54      Director
Linda F. McClintock-Greco, M.D........  46      Director

         Each of our directors is elected for a one-year term at the annual meeting of shareholders and serves until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. We are not currently paying and have no current plan to pay any compensation to directors for their service on the board. Officers are elected annually by our Board of Directors and, subject to existing employment agreements, serve at the discretion of our Board.

         Vikrant Sharma has served as our Chief Executive Officer since January 2001. Mr. Sharma founded Eonnet Technologies, Inc. in 1998 and has served as the Chief Executive Officer Eonnet Technologies, Inc. since 1998. Prior to that, Mr. Sharma, for five years, served as the President and Project Manager at Sherman International Corporation, a supplier of iron and steel equipment in the global marketplace. Mr. Sharma holds a Bachelors Degree in Electrical Engineering from The Case Western Reserve University.

         Rakesh K. Sharma, M.D. served as our President and Secretary from our inception until November 30, 2001, and has served on our Board of Directors since our inception. He also serves as Chairman of our Medical Advisory Council. Dr. Sharma has been a cardiologist and a member of the medical staffs of several hospitals in the Tampa Bay, Florida area, for the past six years. Since July 1999, he has also served as a senior partner and a director of The Heart & Vascular Institute of Florida. Dr. Sharma has also served on the Board of Directors of AACIO (American Association of Cardiologists of Indian Origin) since November 2000. Dr. Sharma has been on the Board of Directors of Dynamic Health Products, Inc., a distributor of dietary supplements and over-the-counter drugs, since March 1999.

         Marc F. Sachs became our Chief Financial Officer in April 2001. He has served as Eonnet Technologies, Inc.'s Operations Manager since May 1999 and as its Chief Financial Officer since January 2001. Prior to that he held positions with Preventive Technology, Inc., a network consulting company, as General Manager from March 1998 to May 1999, Sales Manager from January 1997 to March 1998, and as a consultant from March 1996 to January 1997. Prior to that he was Sale Manager for LifeTime Computer, a network consulting company, from December 1991 to March 1996. He has been in the information technology industry for 15 years. Mr. Sachs holds a Bachelor of Science degree in Business Management from Robert Morris College.

         Paul D. White was a founder of Eonnet Technologies Inc. and has served as its Vice President and Chief Operating Officer since its inception in December 1998. In April 2001, he became our Chief Operating Officer and a Vice President. From June 1996 to December 1998, he was an independent consultant specializing in systems integration and project management. From January 1994 to June 1996, he was the Operations Manager for TCI Media Services and had principal roles in streaming digital commercial insertion technology. He has ten years of experience in the software, telecommunications and systems integration industries in technology operations management, project management, engineering and systems consulting positions. Mr. White holds a Bachelor of Science degree in Information Sciences from Robert Morris College.

         Jugal K. Taneja is a consultant to us and has served on our Board of Directors since our inception. From November 1991 until December 1998, Mr. Taneja served as the Chairman of the Board and as Chief Executive Officer of NuMED Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. From June 1993 until March 1998, he was also the Chief Executive Officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMED and National Diagnostics, Inc., are publicly traded companies. Mr. Taneja was Chairman of the Board of DrugMax.com, Inc., a public company engaged in e-commerce, from March 1997 until November 1999 and serves as Chairman of the Board and CEO of that company since October 2000. In addition, Mr. Taneja is currently serving as the Chairman of the Board of Go2Pharmacy, Inc., a public company that manufactures and packages health products and nutritional supplements and is also serving as Chairman of the Board of Dynamic Health Products, Inc., a distributor of dietary supplements and over-the-counter drugs. He has held that position since Dynamic's inception in January 1998.

         George L. Stuart, Jr. served as our Chief Executive Officer from December 1999 until September 2000. In addition, since December 1999, Mr. Stuart has served as a Director. From July 1997 to December 1999 Mr. Stuart was Vice President and Director of Leapfrog Smart Products, Inc., a high-technology smart card development company in Orlando, Florida. From January 1995 to July 1997, Mr. Stuart was a partner in Stuart/Cloud Enterprises, a government relations business development and organizational consulting firm in Tallahassee, Florida. From January 1991 to January 1995, Mr. Stuart served as the Secretary and Chief Executive Officer of the State of Florida's Department of Business and Professional Regulation. Mr. Stuart holds a B.A. degree in Economics from the University of Florida and an M.B.A. degree from Harvard University's Graduate School of Business.

         Linda F. McClintock-Greco, M.D. has served as a Director since February 2001. Dr. McClintock-Greco has served on the Board of Directors of Sykes Enterprises, Inc. since May 1998 and is a member of the Compensation Committee, the Stock Option Committee, and the Nominating Committee. Since 1998, Dr. McClintock-Greco has been the President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity serves as the vice president of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the past 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO) currently acting as Treasurer. Dr. McClintock-Greco also serves on the board of several charitable organizations.

         George W. Potts has served as Eonnet Technologies, Inc.'s Director of Client Relations since October 2000. In April 2001, he became our Vice President of Sales and Marketing. From May 2000 to October 2000 he was Membership Sales Executive for Pittsburgh Technology Council, a non-profit organization that represents 1,800 technology firms in the Pittsburgh, Pennsylvania region. Mr. Potts was contracted with Northwestern Mutual Life Insurance Company from September 1999 to May 2000 to assist established agents in Pittsburgh in entering the technology vertical market. Prior to that, he held positions with CompUSA, Inc. as Direct Sales Manager from December 1998 to September 1999 and Training Center Account Executive from October 1997 to December 1998. From September 1995 to October 1997, Mr. Potts was Coordinator of International Initiatives for Duquesne University. Mr. Potts holds a Master of Science degree in Education and a Bachelor of Arts degree in Political Science from Duquesne University.

Medical Advisory Council

         We formed a Medical Advisory Council to consist of ten physicians from different specialties and charged with different responsibilities. The Medical Advisory Council is intended to assist us in the following manner:

        o Assist us in developing content for different medical specialties.

        o        Assist us in planning educational activities.

        o Serve as a liaison with medical associations, medical institutions, and various hospitals.

        o Assist us developing various programs for patients, medical students, and physicians.

        o Make recommendations to our Board of Directors regarding need of physicians in offices regarding network solutions and website needs.

        o Make recommendations to our Board of Directors regarding various channels such as billing/collection module, personal physician portal, office research, internet IRB, liaison with 3rd parry insurance, practice guidelines developments, disease center, cme, on line board preparation, asp modules for physicians, asp modules for medical students/ residents, non medical need for physicians, wireless applications for physicians, lab links and asp module, and strategic relations with pharmaceuticals.

         The Medical Advisory Council will report on a monthly basis to our Chief Executive Officer. We expect to pay each member, other than Dr. Sharma, $24,000 per year for a minimum of ten hours per month in service to us. Dr. Sharma will be paid $100,000 per year for his services on the Medical Advisory Council.

Executive Compensation

         The following table sets forth certain information regarding compensation for services rendered to us by our Chief Executive Officer for the years ended December 31, 1999 and 2000. No other officers received compensation during those years in excess of $100,000.

                           Summary Compensation Table
                                                                 Annual Compensation
    Name and Principal Position             Year             Salary ($)           Bonus ($)
------------------------------------- ---------------- ---------------------- ----------------
Vikrant Sharma, Chief Executive
     Officer (1)                            2000            $  81,330           $    -0-
                                            1999            $  26,177           $    -0-
George L. Stuart, Jr., Chief
     Executive Officer(2)                   2000            $  73,100           $    -0-
                                            1999            $  10,417           $    -0-

-----------

(1) Mr. Vikrant Sharma has served as our Chief Executive Officer since January 15, 2001. The salary paid to Mr. Vikrant Sharma for the years 2000 and 1999 were paid to him in his capacity as President of Eonnet Technologies, Inc. and were paid by Eonnet Technologies, Inc. Mr. Vikraut Sharma's salary for 2001 is $120,000, of which $36,000 has been accrued and will be paid from the proceeds of this offering.

(2) From December 1, 1999 through September 30, 2000, Mr. Stuart served as our Chief Executive Officer.

Committees of the Board

         The Board of Directors has established the following committees:

         Audit Committee. The Audit Committee is comprised of George Stuart and Dr. Linda McClintock-Greco. The Audit Committee is responsible for reviewing the independence, qualifications, and activities of our independent certified public accountants and our financial policies, control procedures, and accounting staff.

         Compensation Committee. The Audit Committee is comprised of George Stuart and Dr. Linda McClintock-Greco. The Compensation Committee is responsible for establishing the compensation of our directors and officers.

Compensation of the Board

         The Board of Directors meets in person once per calendar quarter and has two telephonic meeting during each calendar quarter. Our directors receive $2,000 per calendar quarter provided that they attended at least two of the three meetings during the calendar quarter. Directors also receive an additional $500 for attending each in-person Board meeting.

         Each director will be granted 25,000 options following the completion of this offering and an additional 10,000 options for each committee membership.

Employment Agreements And Other Arrangements

         In January 2001, we entered into an Employment Agreement with Vikrant Sharma, as our Chief Executive Officer and as Chief Executive Officer of Eonnet Technologies, Inc., which provides for an initial term of three years commencing January 15, 2001, in exchange for Mr. Sharma's full-time services to us. The annual salary payable under the agreement is $120,000, of which $36,000 shall be accrued until we complete this offering. During the term of the agreement, the salary may be increased at the discretion of our Board of Directors, based upon Mr. Sharma's performance. Mr. Sharma's employment agreement also contains standard termination provisions for disability, for cause, and for good reason. Mr. Sharma's employment agreement further provides for benefits and contains confidentiality and non-competition provisions that prohibit him from competing with us. The period covered by the non-competition provisions will end three years after the expiration of the agreement or after Mr. Sharma's termination.

         We have entered into a Consulting Agreement with Rakesh K. Sharma, M.D., which provides for an initial term of three years commencing on the date of this offering, in exchange for Dr. Sharma's part-time services to us as a member of our Medical Advisory Council. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Dr. Sharma's consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing us.

         We have entered into a Consulting Agreement with Jugal K. Taneja, which provides for an initial term of three years commencing on the date of this offering, in exchange for Mr. Taneja's part-time services to us. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Mr. Taneja's consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing with us.

         We have entered into a Consulting Agreement with Stephen M. Watters, which provides for an initial term of three years commencing on the date of this offering, in exchange for Mr. Watters's part-time services to us. It is anticipated that Mr. Watters will devote approximately 25% of his time to our affairs, under the agreement. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Mr. Watters consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing with us.

         We have entered into a Consulting Agreement with Elliot and Associates, which provides for an initial term of three years commencing on the date of this offering, in exchange for assisting us in maintaining relationships with underwriters, brokers, investment bankers, consulting with us on financing options, and locating potential acquisition opportunities and assisting in completing any such transaction. The monthly compensation under the agreement is $7,000. We will begin to make monthly payments $7,000 per month following the completion of this offering. This consulting agreement contains standard provisions for confidentiality and non-competition.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock:

        o each person who is known to own beneficially more than 5% of the outstanding shares of our common stock,

        o        each of our directors,

        o        each of our officers, and

        o        all of our directors and executive officers as a group:

Name and Address                                            Number of shares                    Percentage
---------------                                             ----------------                    ----------
                                                                                        Before this        After this
                                                                                         offering           offering
                                                                                         --------           --------
Vikrant Sharma (1)(7)............................               570,833                     23.5%             15.7%
Jugal K. Taneja (2)(7)...........................               283,334                     11.7%              7.8%
Rakesh K. Sharma (3)(7)..........................               241,320                      9.9%              6.6%
21st Century Health Care Fund(4).................               155,556                      6.4%              4.3%
Brod Living Trust(6).............................               138,889                      5.7%              3.8%
Paul D. White....................................               100,000                      4.1%              2.8%
Marc F. Sachs....................................                15,000                         *                 *
George L. Stuart, Jr.............................                 6,944                         *                 *
Linda McClintock-Greco, M.D......................                  - 0-                         *                 *
George Potts.....................................                10,000                         *                 *
All current directors and executive officers as
a group (8 persons) (7)..........................             1,227,431                     50.5%             33.8%

-----------------

*        Less than 1.0%

(1) Business address is 367 Mansfield Avenue, Pittsburgh, PA 15220. Does not include 190,278 shares of preferred stock owned by Mr. Sharma (see note 7 below).
(2) Business address is 7270 Sawgrass Point Drive, Pinellas Park, FL 33782. Includes 155,556 shares owned by 21st Century Health Care Fund, 100,000 shares owned by Carnegie Capital, Ltd. and 27,778 shares owned by Dynamic Health Products, Inc. Mr. Taneja is the general partner of both 21st Century Health Care Fund and Carnegie Capital, Ltd. As such, Mr. Taneja has the power to direct the voting and disposition of such shares. Mr. Taneja is a controlling shareholder of Dynamic Health Products, Inc., with beneficial ownership of approximately 67% of its outstanding common stock, and as such as the power to direct the voting and disposition of such shares. Does not include 38,889 shares of preferred stock held by Mr. Taneja directly (see note 7 below). Also does not include 55,556 shares of preferred stock owned by Manju Taneja, Mr. Taneja's wife (see note 7 below). Mr. Taneja exercises no investment or voting power and disclaims beneficial ownership of the 55,556 shares of preferred stock owned by his wife.
(3) Business address is 1819 Alicia Way, Clearwater, FL 33764. Includes 123,264 shares owned of record and 118,056 shares owned by the RK Family Partnership. Dr. Sharma is the general partner and as such, Dr. Sharma has the power to direct the voting and disposition of such shares. Does not incluse 41,088 shares of preferred stock owned by him directly and 39,352 shares of preferred stock held by the RK Family Partnership (see note 7 below).
(4)      Business address is 6925 112th Circle North, Suite 101, Largo, FL
         33773.
(5)      Business address is 6925 112th Circle North, Suite 101, Largo, FL
         33773.
(6)      Business address is 7270 Sawgrass Point Drive, Pinellas Park, FL 33782.
(7) Immediately prior to this offering, 190,278 shares of common stock previously owned of record by Vikrant Sharma, 41,088 shares owned of record by Dr. Sharma and 39,352 shares owned of record by RK Family Partnership (80,440 shares of Dr. Sharma's total beneficial holdings), and 94,445 shares owned of record by Mr. Taneja and his wife were converted to preferred stock. These shares of preferred stock will convert to common stock if the company satisfies either of the following performance criteria:

         (i) the company achieves a gross profit (as defined by U.S. GAAP) of $3,000,000, $5,000,000 or $8,000,000 for the fiscal years ended
         December 31, 2002, 2003 or 2004, respectively; or

         (ii) the company achieves a revenue (as defined by U.S. GAAP) for the fiscal year ended December 31, 2002, 2003 or 2004 of at least $35,000,000 with earnings per share (as defined by U.S. GAAP) of at least $.30 per share in such year.

         In the event that the company does not achieve any of the above two performance criteria, all shares of preferred stock will be cancelled and Vikrant Sharma, Dr. Sharma, and Jugal Taneja shall have no rights with respect to such shares.

                              CERTAIN TRANSACTIONS

         We owe $133,200 in indebtedness to Vikrant Sharma, our Chief Executive Officer, and his immediate family members. No interest is being paid for this indebtedness. We incurred this indebtedness to fund our working capital requirements. We intend to repay this indebtedness in full from the net proceeds of this offering.

         In May 2001, we received a line of credit of $50,000 from PNC Bank, National Association. The line of credit is guaranteed by Vikrant Sharma, our Chief Execuitive Officer. The line of credit bears interest at the prime rate plus 1.75% and has an available credit balance of $360 at November 30, 2001. We are required to make monthly payments of accrued interest under the line of credit. The line of credit matures on May 30, 2002, at which time all outstanding principal and accrued interest is payable.

         We lease approximately 2,500 square feet of office space for our development and marketing operations in Pittsburgh, Pennsylvania. The property is owned by Sherman International Corporation, which is owned by the parents of Vikrant Sharma, our Chief Executive Officer. The lease expires on January 31, 2002 and can be renewed for an additional one year term. The monthly lease payments are $3,500. We owe Sherman International Corporation $38,500 in accrued rent for 2001.

         In January 2001, we entered into an Employment Agreement with Vikrant Sharma, as our Chief Executive Officer and as Chief Executive Officer of Eonnet Technologies, Inc., which provides for an initial term of three years commencing January 15, 2001, in exchange for Mr. Sharma's full-time services to us. The annual salary payable under the agreement is $120,000, of which $36,000 has been accrued and will be paid from the net proceeds of this offering plus an additional $3,000 per month beginning January 2002 until the completion of this offering.

         We have entered into a Consulting Agreement with Rakesh K. Sharma, M.D., which provides for an initial term of three years commencing on the date of this offering, in exchange for Dr. Sharma's part-time services to us as a member of our Medical Advisory Council. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Dr. Sharma's consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing us.

         We have entered into a Consulting Agreement with Jugal K. Taneja, which provides for an initial term of three years commencing on the date of this offering, in exchange for Mr. Taneja's part-time services to us. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Mr. Taneja's consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing with us.

         We have entered into a Consulting Agreement with Stephen M. Watters, which provides for an initial term of three years commencing on the date of this offering, in exchange for Mr. Watters's part-time services to us. It is anticipated that Mr. Watters will devote approximately 25% of his time to our affairs, under the agreement. The monthly compensation under the agreement is $8,333. We will begin to make monthly payments $8,333 per month following the completion of this offering. Mr. Watters consulting agreement contains standard provisions for confidentiality and non-competition provisions that prohibit him from competing with us.

         We have entered into a Consulting Agreement with Elliot and Associates, which provides for an initial term of three years commencing on the date of this offering, in exchange for assisting us in maintaining relationships with underwriters, brokers, investment bankers, consulting with us on financing options, and locating potential acquisition opportunities and assisting in completing any such transaction. The monthly compensation under the agreement is $7,000. We will begin to make monthly payments of $7,000 per month following the completion of this offering. This consulting agreement contains standard provisions for confidentiality and non-competition.

                          DESCRIPTION OF CAPITAL STOCK

General

         Our authorized capital stock consists of 95,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The following is a description of our capital stock.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of shareholders, and except as provided by resolutions of our board of directors providing for the issuance of any class or series of preferred stock, the exclusive voting power for all purposes is vested in the holders of our common stock.

         Subject to the preferential rights of holders of our preferred stock as provided by resolutions of our board of directors authorizing the issuance of any class of preferred stock, holders of our common stock are entitled to receive their pro rata share, based upon the number of shares held by them, of any dividends or other distributions as may be declared by the board of directors. In the event of a liquidation, dissolution, or winding up of our operations, holders of our common stock are entitled to share ratably in all assets remaining after the payment or provision of our debts and other liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are, and the shares of common stock involved in this offering will be, when issued, validly issued, fully paid and nonassessable.

         If we distribute all of the shares of common stock being offered in this offering, our current executive officers and directors will beneficially own or have voting control over approximately 49.7% of our outstanding common stock. Accordingly, these individuals, if they act as a group, will have substantial influence over all matters requiring shareholder approval, including the election of our directors. Also, this concentration of ownership may have the effect of delaying, deterring or preventing a change in our control.

Preferred Stock

         Our articles of incorporation authorize the board of directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of preferred stock in one or more class or series, with any special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the board may specify.

         If we were to issue preferred stock, that class of stock would have the right to vote as a class on a merger or sale of assets. Accordingly, the issuance of preferred stock could have the effect of delaying or preventing a change in control, even if a change in control were in the best interests of the common stock shareholders.

         On December 21, 2001, Vikrant Sharma, Rakesh Sharma, and Jay Taneja agreed, for the benefit of the Company and the Underwriter, that they will convert immediately before this offering 365,163 shares of common stock owned by them (25% of their total beneficial holdings) shares of such common stock into 365,163 shares of preferred stock. These shares of preferred stock will convert into

365,163 shares of common stock provided that the company achieves any of the following performance criteria:

         (i) the company achieves a gross profit (as defined by U.S. GAAP) of $3,000,000, $5,000,000 or $8,000,000 for the fiscal years ended December 31,
2002, 2003 or 2004, respectively; or

         (ii) the company achieves a revenue (as defined by U.S. GAAP) for the fiscal year ended December 31, 2002, 2003 or 2004 of at least $35,000,000 with earnings per share (as defined by U.S. GAAP) of at least $.30 per share in such year.

         In the event that the company does not achieve any of the above two performance criterias, the 365,163 shares of preferred stock shall be cancelled and the undersigned shall have no rights with respect to such shares.

         The preferred stock shall entitle the holder to one vote per share but no preferential liquidation rights or rights to any dividends.

Transfer Agent And Registrar

         Registrar and Transfer Company, in Cranford, New Jersey, serves as transfer agent and registrar for our common stock.

                        SHARES AVAILABLE FOR FUTURE SALE

         Prior to this offering there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain contractual and legal restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the market price of our common stock and our ability to raise capital in the future.

         Upon completion of this offering, we will have outstanding 3,630,516 shares of common stock, assuming no exercise of the underwriters' overallotment option and no exercise of outstanding options or warrants. Of these shares, the 1,000,000 shares of common stock sold in this offering and the 200,000 shares of common stock being distributed to doctors and other health care professionals will be freely tradable, unless shares are purchased by an existing "affiliate". Our affiliates are people or entities that directly or indirectly control our company, are controlled by our company, or are under common control with our company. For instance, our directors, executive officers and principal shareholders are deemed to control our company, and thus are affiliates.

         The remaining 2,430,516 outstanding shares of common stock will be "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and may not be sold in the absence of registration under the securities laws unless an exemption from registration is available.

         One of those exemptions is Rule 144. In general, Rule 144 as currently in effect, allows a shareholder (including an affiliate) who has beneficially owned restricted shares for at least one year to sell within any three-month period a number of shares which do not exceed the greater of (1) 1% of our then outstanding shares of common stock, approximately 39,956 shares immediately after this offering, or (2) the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also must be sold through brokers or "market makers," and there must be current public information about the company available. Shares properly sold in reliance on Rule 144 to persons who are not affiliates become freely tradable without restriction or registration under the securities laws. The Rule 144 restrictions are not applicable to a person who has beneficially owned shares for at least two years (including "tacked on" holding periods) and who is not an affiliate of the company.

         All of the executive officers and directors and holders of at least 5% of our common stock have signed lock-up agreements in favor of ViewTrade Securities which prohibit them from selling or otherwise disposing of any shares of our common stock or securities convertible into shares of our common stock for a period of 24 months after the date of this prospectus. In addition, most of our other shareholders have signed lock-up agreements in favor of the underwriter which prohibit them from selling or otherwise disposing of any shares of our common stock or securities convertible into shares of our common stock for a period of 12 months after the date of this prospectus. Transfers or dispositions can be made sooner with the prior written consent of ViewTrade Securities.

         As a result of Rule 144, the lock-up agreements, approximately 1,200,000 shares will be eligible for sale in the public market during the 12 months after the date of this prospectus. In addition, approximately 1,258,641 shares will become eligible for sale in the public market upon expiration of the lock-up agreements one year after the date of this prospectus and approximately another 1,537,038 shares will become eligible for sale in the public market upon expiration of the lock-up agreements two years after the date of this prospectus.

                                  UNDERWRITING

         We intend to offer the shares in the U.S. through ViewTrade Securities. Subject to the terms and conditions described in an underwriting agreement among us and ViewTrade Securities, we have agreed to sell to ViewTrade Securities, and ViewTrade Securities has agreed to purchase from us, the number of shares listed opposite its name below.

                                                                        Number
              Underwriter                                              of Shares
              -----------                                             ----------
        ViewTrade Securities, Inc........................              1,000,000

           Total.........................................              1,000,000
                                                                       =========

         Subject to the terms and conditions in the underwriting agreement, ViewTrade Securities has agreed to purchase all of shares of our common stock being sold pursuant to the underwriting agreement. In addition, our underwriting agreement also provides that we will issue an additional 200,000 shares to ViewTrade Securities at no cost, and they will distribute those 200,000 shares at no cost to doctors and other health care professionals who are members of our web site. ViewTrade Securities will distribute ten shares to up 20,000 doctors and other healthcare professionals who are members of our web site.

         We have agreed to indemnify ViewTrade Securities against certain liabilities, including liabilities under the Securities Act, or to contribute to payments ViewTrade Securities may be required to make in respect of those liabilities.

         ViewTrade Securities is offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by ViewTrade Securities of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

         ViewTrade Securities advised us that it proposes initially to offer the shares of our common stock to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $.25 per share. ViewTrade Securities may allow, and the dealers may reallow, a discount not in excess of $.05 per share to other dealers. After the offering, the public offering price, concession and discount may be changed.

         The following table shows the public offering price, underwriting discount to be paid by us to ViewTrade Securities and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by ViewTrade Securities of the overallotment option.

                                                    Per Share                                    Total
                                      ----------------------------------------    -------------------------------------
                                          Without Option        With Option       Without Option         With Option
                                      ---------------------  -----------------    ------------------  -----------------
   Public offering price....                    $5.00                $5.00            $5,000,000           $5,780,000
   Underwriting discount....                    $ .50                $ .50            $  500,000           $  575,000
   Proceeds, before                             $4.50                $4.50            $4,500,000           $5,175,000
      expenses, to us.......

         We also will pay to ViewTrade Securities a non-accountable expense allowance of $150,000, or $172,500 if the overallotment option is exercised in full. We also will pay to ViewTrade Securities $125,000 at the completion of this offering for its services under an Advisory and Investment Banking Agreement pursuant to which they will act as our management and financial consultant for a two-year term beginning on the date of this offering.

         ViewTrade Securities reserves the right to lower any item of its compensation described above in the event that the National Association of Securities Dealers, Inc. determines that the aggregate compensation to be paid to ViewTrade Securities in connection with this offering is excessive.

Overallotment Option

         We have granted an option to ViewTrade Securities to purchase up to 150,000 additional shares of our common stock at the public offering price less the 10% underwriting discount and 3% non-accountable expense allowance. ViewTrade Securities may exercise this option for 45 days from the date of this prospectus solely to cover any overallotments. If ViewTrade Securities exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase those additional shares

Warrants

         We have issued to ViewTrade Securities warrants to purchase 100,000 shares of our common stock. The warrants are exercisable for five years from the date of this prospectus. The exercise price of the warrants is $8.25 per share of stock. The warrants are not transferable for one year after the date of this offering except to selling group members and officers and partners of ViewTrade and selling group members.

         Upon the request of at least a majority of the warrants, we have agreed to file, at our sole expense, a registration statement on Form SB-2 or other appropriate form to register the shares issuable upon exercise of the warrants. We have agreeed to use our best efforts to cause the registration statement relating to the warrants to become effective. The demand registration right for the warrants is exercisable at any time after one year and before five years following this offering.

         We also have agreed to register the shares issuable upon exercise of the warrants in any registration statement that we file relating to other securities, other than those relating to any option plan or merger transaction. This piggyback right for the warrants is exercisable at any time after one year and before seven years following this offering.

Consulting Agreement

         We have entered into an Advisory and Investment Banking Agreement with ViewTrade Securities pursuant to which they will act as our management and financial consultant for a two-year term beginning on the date of this offering. For their consulting services, we have agreed to pay to ViewTrade Securities a fee equal to $5,208.33 per month. We will pay the entire fee of $125,000 at the completion of this offering.

No Sales of Similar Securities

         Our executive officers and directors and certain shareholders have agreed not to sell or transfer any shares of our common stock for 18 months after the date of this prospectus without first obtaining the written consent of ViewTrade Securities. Specifically, we and these other individuals have agreed not to directly or indirectly:

        o offer, pledge, sell or contract to sell any shares of our common stock;

        o sell any option or contract to purchase any shares of our common stock;

        o purchase any option or contract to sell any shares of our common stock;

        o grant any option, right or warrant for the sale of any shares of our common stock;

        o lend or otherwise dispose of or transfer any shares of our common stock; or

        o enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

         This lock-up provision applies to shares of our common stock and to securities convertible into, or exchangeable or exercisable for, or repayable with, shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Price Stabilization, Short Positions and Penalty Bids

         Until the distribution of the shares of our common stock is completed, rules of the Securities and Exchange Commission may limit underwriters and selling group members from bidding for and purchasing our common stock. However, ViewTrade Securities may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

         In connection with the offering, ViewTrade Securities may make short sales of our common stock. Short sales involve the sale by the underwriters at the time of the offering of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the overallotment option. ViewTrade Securities may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, ViewTrade Securities consider, among other things, the price of shares available for purchase in the open market as compared to the public offering price at which they may purchase the shares through the overallotment option.

         Naked short sales are sales in excess of the overallotment option. ViewTrade Securities must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if ViewTrade Securities is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

         Similar to other purchase transactions, the purchases by ViewTrade Securities to cover syndicate short positions may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than it would otherwise be in the absence of these transactions.

         ViewTrade Securities may also impose a penalty bid on selling group members. This means that if ViewTrade Securities purchase shares of our common stock in the open market to reduce its short position or to stabilize the purchase of such shares, they may reclaim the amount of the selling commission from selling group members who sold those shares. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares.

         Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that ViewTrade Securities will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Listing on the American Stock Exchange Market

         We will apply to list the shares on the American Stock Exchange under the symbol "EOI."

                                     EXPERTS

         The financial statements of Eonnet Media, Inc., as of December 31, 1999 and 2000 and for the period from May 14, 1999 (date of inception) through December 31, 1999 and for the year ended December 31, 2000 appearing in this prospectus have been audited by Brimmer, Burek & Keelan LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the common stock offered in this offering will be passed upon by Foley & Lardner. Foley & Lardner holds 68,633 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and its accompanying exhibits and schedules. For further information with respect to Eonnet Media and the securities in this offering, please see the registration statement and the accompanying exhibits and schedules.

         Statements contained in this prospectus as to the contents of any agreement or any other document summarize only the material provisions of such document and are not necessarily complete, and in each instance, reference is made to the copy of the agreement or document filed as an exhibit to the registration statement, with each statement being qualified in all respects by their reference.

         We will file annual, quarterly, and current reports, proxy statements, and other documents with the Commission. You may read and copy any document that we file with the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Commission are also available from the Commission's web site at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS OF EONNET MEDIA, INC.

Report of Brimmer, Burek & Keelan LLP, Independent Auditors...............  F-3

Consolidated Balance Sheets as of December 31, 2000 and 1999 .............  F-4

Consolidated Statements of Operations for the years ended  December 31,
2000 and 1999.............................................................  F-5

Consolidated  Statement of Shareholders' Equity (Deficit) for the years ended December 31, 2000 and 1999..........................................  F-6

Consolidated Statements of Cash Flows for the years ended December 31,
2000 and 1999.............................................................  F-7

Notes to Financial Statements.............................................  F-8

UNAUDITED FINANCIAL STATEMENTS OF EONNET MEDIA, INC.

Consolidated Balance Sheets as of December 31, 2000 and September 30,
2001 (unaudited)..........................................................  F-16

Consolidated Statements of Operations for the three months and nine months ended September 30, 2001 and 2000 (unaudited)......................  F-17

Consolidated Statement of Cash Flows for the nine months ended
September 30, 2001 and 2000 (unaudited)...................................  F-18

Notes to the Consolidated Financial Statements for the three months and nine months ended September 30, 2001 and 2000 (unaudited).................  F-20

AUDITED FINANCIAL STATEMENTS OF EONNET TECHNOLOGIES, INC.

Report of Brimmer, Burek & Keelan LLP, Independent Auditors ..............  F-23

Balance Sheets as of December 31, 2000 and 1999 and March 31,
2001 (unaudited)..........................................................  F-24

Statements of Operations for the years ended December 31, 2000 and 1999 and for the period ended March 31, 2001 (unaudited).......................  F-25

Statements of Shareholders' Equity (Deficit) for the years ended
December 31, 2000 and 1999 and for the period ended March 31, 2001
(unaudited)...............................................................  F-26

Statements of Cash Flows for the years ended December 31, 2000 and 1999 ..  F-27

Notes to Financial Statements.............................................  F-29


UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
December 31, 2000.........................................................  F-37

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000...................................................  F-39

Unaudited Pro Forma Consolidated  Statement of Operations for the three months ended March 31, 2001...............................................  F-42

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Eonnet Media, Inc.:

We have audited the accompanying consolidated balance sheet of Eonnet Media, Inc. and subsidiaries (a development stage company) (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the period from May 14, 1999 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the period from May 14, 1999(date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development and management of an Internet site. As discussed in Note 2 to the financial statements, the Company's operating loss since inception raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Brimmer, Burek, & Keelan, LLP
Certified Public Accountants

Tampa, Florida
March 8, 2001

                               EONNET MEDIA, INC.
                                 LARGO, FLORIDA
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                                                                        December 31,
                                                                         --------------------------------------
                                                                                 2000                 1999
                                                                         -------------------  -----------------
Current assets:
Cash...............................................................          $     332,291        $     658,629
Due from affiliate.................................................
Other current assets...............................................                 11,256               40,454
                                                                             -------------        -------------
Total current assets...............................................                343,547              699,083
Property and equipment (net).......................................                120,921               82,023
Other assets.......................................................                  2,458                1,603
                                                                             -------------        -------------
Total assets.......................................................          $     466,926        $     782,709
                                                                             =============        =============

                                   LIABILITIES
Accounts payable...................................................          $     263,888        $     174,417
Other current liabilities..........................................                132,279               43,289
Loans payable......................................................                182,375                    -
Due to purchasers of common stock..................................                135,000              775,000
Current portion of long term debt..................................                 41,313               25,217
                                                                             -------------        -------------
Total current liabilities..........................................                754,855            1,018,123
                                                                             -------------        -------------

Long term debt
Notes and leases payable...........................................                      -               35,948
Convertible notes..................................................                225,000                    -
                                                                             -------------        -------------
Total liabilities..................................................                979,855            1,054,071
                                                                             -------------        -------------

Stockholders' deficit
Preferred stock par value .01 - 5,000,000 shares
Authorized, no shares issued and outstanding.......................                      -                    -
Common stock par value .01 - 95,000,000 shares
Authorized, 1,795,679 and 1,236,111 shares
Issued and outstanding.............................................                 17,957              225,000
Additional paid-in capital.........................................              1,731,322              166,000
Stock subscription receivable......................................                (79,525)             (45,000)
Accumulated deficit................................................             (2,182,683)            (617,362)
                                                                             -------------        -------------
Total stockholders' deficit........................................          $    (512,929)       $    (271,362)
                                                                             -------------        -------------

Total liabilities and shareholders' deficit........................          $     466,926        $     782,709
                                                                             =============        =============

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                          (A Development Stage Company)
                                 LARGO, FLORIDA
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year ended       May 14, 1999     May 14, 1999
                                                                   December 31,     (inception) to   (inception) to
                                                                       2000              1999             2000
                                                                ----------------  ---------------  -----------------

Sales......................................................       $     20,670      $        900     $     21,570

Operating expenses.........................................
Depreciation...............................................             35,690             4,294           39,984
Advertising & promotion....................................            117,903            27,394          145,297
Payroll and related taxes..................................            768,890           313,495        1,082,385
Website expense............................................            139,284            45,169          184,453
Legal & professional fees..................................            287,181           192,425          479,606
Other operating expenses...................................            232,991            49,187          282,178
                                                                  ------------      ------------     ------------

Total operating expense....................................          1,581,939           631,964        2,213,903
                                                                  ------------      ------------     ------------

Net operating loss.........................................         (1,561,269)         (631,064)      (2,192,333)

Other income (expense).....................................
Interest income............................................             24,202            16,626           40,828
Interest expense...........................................            (28,254)           (2,924)         (31,178)
                                                                  ------------      ------------     ------------

Total other income (expense)...............................             (4,052)           13,702            9,650
                                                                  ------------      ------------     ------------

Net loss...................................................       $ (1,565,321)     $   (617,362)    $ (2,182,683)
                                                                  ============      ============     ============

  Basic and diluted loss per share.........................              (1.22)            (0.49)
                                                                  ============      ============

  Weighted average common shares outstanding...............          1,280,549         1,250,000
                                                                  ============      ============

                                          Please read accompanying notes.

                               EONNET MEDIA, INC.
                          (A Development Stage Company)
                                 LARGO, FLORIDA
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
        PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                                                  Additional      Stock
                                       Preferred Stock            Common Stock      Paid-In    Subscription  Accumulated
                                       Shares   Amount      Shares      Amount      Capital     Receivable      Deficit       Total
                                     -------  ---------  -----------   ---------   ----------   --------   -----------   ----------

Initial Issuance of Common Stock
    May 14, 1999..............            -   $      -    22,500,000   $ 225,000   $        -          -   $         -   $  225,000
Contributed services............          -          -             -           -      166,000          -             -      166,000
Stock subscription receivable for
    Shares subject to rescission          -          -             -           -            -    (45,000)            -      (45,000)
Net loss........................          -          -             -           -            -          -      (617,362)    (617,362)
                                     -------  ---------  -----------   ---------   ----------   --------   -----------   ----------
Balances, December 31, 1999.....          -          -    22,500,000     225,000      166,000    (45,500)     (617,362)    (271,362)
Shares from termination of                -          -       615,000       6,150      608,850          -             -      615,000
rescission......................
Stock subscription receivable...          -          -     3,075,000      30,750       21,525    (52,275)            -            -
Contributed services (Note 2)...          -          -             -           -       44,950          -             -       44,950
Stock issued for services.......          -          -     3,005,500      30,050       21,035          -             -       51,085
Stock issued as severance pay             -          -       190,000       1,900      188,100          -             -      190,000
Stock issued for professional fees        -          -       218,750       2,188      141,561          -             -      143,750
Stock issued to satisfy payables          -          -       251,250       2,512      123,738          -             -      126,250
Expenses of free share offering.          -          -             -           -      (92,094)         -             -      (92,094)
Stock subscription satisfied....          -          -             -           -            -     45,000             -       45,000
Minority interest in EMC911.....          -          -             -           -       42,063          -             -       42,063
Shares issued to acquire minority
    Interest in EMC911.com......          -          -     2,466,666      24,667      160,333    (27,250)            -      157,750
Net loss........................          -          -             -           -            -          -    (1,565,321)  (1,565,321)
1 for 18 reverse stock split....          -          -   (30,525,987)   (305,260)     305,260          -             -            -
                                     -------  ---------  -----------   ---------   ----------   --------   -----------   ----------
Balances, December 31, 2000.....          -   $      -    1,795,679    $  17,957   $1,731,322   $(79,525)  $(2,182,683)  $ (512,929)
                                     =======  =========  ===========   =========   ==========   ========   ===========   ==========

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                          (A Development Stage Company)
                                 LARGO, FLORIDA
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                         May 14, 1999
                                                                Year ended          May 14, 1999        (inception) to
                                                               December 31,        (inception) to        December 31,
                                                                   2000                 1999                 2000
                                                            -----------------    -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss...............................................         $(1,565,321)         $ (617,362)          $(2,182,683)
Adjustments to reconcile net income to net cash
    Provided (used) by operating activities............                  -                    -                    -
Depreciation...........................................             35,690                4,294               39,984
Compensation paid in stock.............................            286,035              166,000              452,035
Stock issued for professional services.................            113,750                                   113,750
(Increase) decrease in:
Other current assets...................................              8,345              (16,237)              (7,892)
Increase (decrease) in:
Accounts payable.......................................            185,808              174,417              360,225
Accrued expenses.......................................            103,989               43,289              147,278
                                                                ----------           ----------           ----------
Net cash provided (used) by operating activities.......           (831,704)            (245,599)          (1,077,303)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment.....................            (74,588)             (33,196)            (107,784)
                                                                ----------           ----------           ----------
Purchase of minority interest in EMC911.com............
Loans to affiliate.....................................                  -                    -                    -
                                                                ----------           ----------           ----------
Net cash provided (used) by investing activities.......            (74,588)             (33,196)            (107,784)
                                                                ----------           ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock............................            157,750              180,000              337,750
Payments on long-term debt.............................            (20,052)             (17,576)             (37,628)
Proceeds from convertible debt.........................            225,000                    -              225,000
Stock subscriptions collected..........................             45,000                    -               45,000
Loan proceeds..........................................            182,375
IPO expenses paid......................................            (27,181)                   -              (27,181)
Sale of stock subject to rescission....................             42,062              775,000              817,062
Cash payments to rescinding shareholders...............            (25,000)                   -              (25,000)
                                                                ----------           ----------           ----------
Net cash provided (used) by financing activities.......            579,954              937,424            1,335,003
                                                                ----------           ----------           ----------
Net increase (decrease) in cash for the year...........           (326,338)             658,629              332,291
Cash at beginning of year..............................            658,629                    -                    -
                                                                ----------           ----------           ----------
Cash at end of year....................................         $  332,291           $  658,629           $  332,291
                                                                ==========           ==========           ==========

Supplemental Information
Cash paid for interest.................................         $   13,139           $    2,924           $   16,063
                                                                ==========           ==========           ==========
Cash paid for taxes....................................         $        -           $        -           $        -
                                                                ==========           ==========           ==========
Non-cash transactions..................................
Common stock sold subject to rescission................         $        -           $  775,000           $  775,000
                                                                ==========           ==========           ==========

Stock subscriptions for receivable.....................         $  (79,525)          $   45,000           $  (34,525)
                                                                ==========           ==========           ==========

Stock issued for services..............................         $  399,785           $        -           $  399,785
                                                                ==========           ==========           ==========

Stock issued in satisfaction of payables...............         $  126,250           $        -           $  126,250
                                                                ==========           ==========           ==========

IPO expenses in accounts payable.......................         $   14,913           $        -           $   14,913
                                                                ==========           ==========           ==========

Write off of prepaid IPO expenses......................         $   20,000           $        -           $   20,000
                                                                ==========           ==========           ==========

Common stock issued for IPO expenses...................         $   60,000           $        -           $   60,000
                                                                ==========           ==========           ==========

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
        PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2001


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Eonnet Media, Inc. (the "Company") was incorporated to provide a premier Internet web site for doctors that is dedicated to doctor education, communication, and information exchange using state-of-the-art technology, security, doctor authentication, and a combination of Internet protocols. The Company activated its web site during the first quarter of 2000. The Company's fiscal year-end is December 31.

In January 2000, Eonnet Media created EMC911 ("EMC") to develop and market an emergency medical card. Through its website EMC collects and stores medical information provided by subscribers. Using the EMC card, medical personnel can access information they need such as blood type, allergies, primary physician and insurance carrier.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company is a development stage enterprise, which has yet to generate revenues to support further operations. In order to fund operations to date, the Company has relied on funding raised from sales of the Company's equity securities. The Company's operating losses since inception raises substantial doubt about its ability to continue as a going concern.

The Company's success is dependent upon its ability to raise additional, sufficient investment capital to support the design and implementation of viable Internet web sites, thereby generating revenues to continue to fund operations.

The Company is subject to the risks and difficulties experienced by any new Internet-based business, such as limited operating history, competition, potential inability to locate Internet service providers and possible changes in domestic and foreign government regulation which may affect the acceptability of the Company's product by customers. Ultimately, the attainment of profitable operations is dependent upon future events including achieving a level of sales to support the Company's cost structure.

Principles of Consolidation - The consolidated financial statements include the accounts of Eonnet Media, Inc. and its wholly owned subsidiary, EMC911, Inc., collectively referred to as the "Company." All significant intercompany accounts and transactions have been eliminated in consolidation

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity at time of purchase of three months or less to be cash equivalents.

Subscription Receivable - On June 21, 1999, the Company entered into a stock subscription agreement with an individual to sell 3,889 shares of the Company's common stock at a purchase price of $18 per share. The Company received $25,000 cash and a subscription receivable for $45,000. In January

2000, $10,000 of the subscription receivable was satisfied for cash. The remaining $35,000 subscription receivable was terminated and the related shares (1,944 shares) were sold to other independent investors for $35,000 in cash.

In December 2000, the Company entered into stock subscription agreements with various shareholders to sell 173,611 shares of stock at $.18 per share. A receivable of $31,250 has been recorded in connection with this sale.

Property and Equipment - Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (ranging from three to seven years). Leasehold improvements and equipment under capital leases are amortized over the lives of the respective leases or the service lives of the assets, whichever is shorter. Accelerated methods are used for tax depreciation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reported period. Actual results could differ from those estimates.

Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes. Under SFAS No. 109, the Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws.

Advertising - The Company's policy is to expense advertising costs as the costs are incurred

Fair Value of Financial Instruments - The estimated fair value of amounts reported in the financial statements have been determined by using available market information and appropriate valuation methodologies. The carrying values of assets and liabilities approximate their fair values either because of their short-term nature or based upon their interest rates, which approximate market interest rates. .

Concentration of Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company maintains its cash in deposit accounts with high quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Stock-Based Compensation - The Company has adopted only the disclosure provisions of SFAS No. 123) ("SFAS No. 123"), Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, the Company measures compensation costs in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no accounting recognition is given to stock options issued to employees that are granted at fair market value until they are exercised. Upon exercise, net proceeds, including income tax benefits realized, are credited to equity. Pro forma information regarding net income and earnings per share, as calculated under the provisions of SFAS No. 123, is disclosed in Note 6.

Loss per Common Share - The Company has adopted SFAS No. 128, Earnings Per Share. Basic loss per common share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution of securities that could share in the loss. The 750,000 shares of common stock subject to the rescission offer have been excluded from both the basic and diluted loss per common share computations because the Company treats these shares as a liability.

Costs of Start-Up Activities- The American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, Reporting on the Costs of Start-Up Activities. The standard requires cost of start-up and organization costs to be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. The Company accounts for start-up costs and organization costs in accordance with SOP No. 98-5.

Software Development Costs - In March 1998, the American Institute of Certified Public Accountants issued SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP No. 98-1 states that for software obtained or developed for internal use, computer software costs that are incurred in the preliminary project stage should be expensed as incurred. Costs to develop internal use computer software during the application development stage should be capitalized under a fixed-asset model, as long as those costs meet certain predefined characteristics. SOP No. 98-1 also provides that these capitalized development costs should be amortized in a systematic and rational manner over the estimated useful life of the software. Training and maintenance costs incurred during the post-implementation operating stage should be expensed as incurred. This statement is effective for financial statement periods ending after December 15, 1999. The Company does not develop software and therefor is not subject to the requirements of SOP No. 98-1.

Derivative Financial Instruments - In June 1998, the FASB issued SFAS No. 133 ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The standard requires recognition of all derivatives as either assets or liabilities in the balance sheet and measurement of these instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends upon the intended use of the derivative and resulting designation if used as a hedge. SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not use derivatives or engage in hedging activities therefor the adoption of SFAS No. 133 will not have an effect on the Company's financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                     December 31,
                                                         -----------------------------------
                                                                2000               1999
                                                         -----------------  ----------------
Office equipment...............................              $   8,397          $   3,632
Furniture and fixtures.........................                  8,918              2,991
Computer equipment.............................                 67,675             25,503
Equipment under capital leases.................                 53,121             53,121
Leasehold improvements.........................                 22,717              1,070
                                                             ---------          ---------
                                                               160,828             86,317
Lease accumulated depreciation
And amortization...............................                (39,907)            (4,294)
                                                             ---------          ---------
Total..........................................              $ 120,921          $  82,023
                                                             =========          =========

Depreciation and amortization expense for the year ended December 31, 2000 and for the period from May 14, 1999 (date of inception) to December 31, 1999 was $35,690 and $4,294 respectively.

NOTE 4 - DUE TO PURCHASERS OF COMMON STOCK

During 1999 the Company sold 41,667 shares of the Company's common stock for $18 per share. Due to a possible violation of the Securities Act of 1933 requirements, the Company issued a memorandum to the purchasers of the shares enabling them to sell their shares back to the Company at any time through August 25, 2000 for the original issuance price of $18. As of December 31, 1999 the proceeds from the issuance of these shares of stock have been classified outside of equity in the accompanying balance sheet.

The December 31, 1999 balance sheet also includes $25,000 received from an investor for the purchase of 138,889 common shares of the Company. A stock certificate for the 138,889 common shares was not issued to this investor because the Company had requested certain information to ensure the investor was accredited. The investor never provided the requested information and in March 2000 the Company refunded the $25,000. Because of the missing information, the 138,889 common shares were never issued and are not included in the number of shares of common stock outstanding as of December 31, 1999.

During 2000, 11 shareholders elected to have the Company repurchase a total of 7,500 shares of common stock pursuant to the 1999 repurchase offer. Because the Company does not have sufficient funds available to complete the purchase, the rescinding shareholders have been issued notes payable. The notes bear interest at 8% per annum and are payable when the Company completes its next debt or equity financing with proceeds of at $500,000.

The loans payable account consists of $131,750 in proceeds from the sale of EMC911.com (EMC) common stock. Based on comments received from the Securities and Exchange Commission, the Company has rescinded the sale of the EMC stock and the purchases have indicated a desire to invest the funds in shares of Eonnet Media common stock when the stock becomes available for sale.

At December 31, 2000 this account also includes $50,625 in amounts due to purchasers of EMC stock, who will receive refunds of their investment when the stock certificate or affidavit of certificate loss is received.

NOTE 5 - LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:

                                                                 December 31,
                                                              2000       1999
                                                          ----------   ---------
        Computer equipment under capital
        Lease - $53,121 original principal balance,
        bearing interest at 17.97% per annum; monthly
        principal and interest payments of $1,930;
        maturing in November 2002; collateralized
        by the equipment...............................   $  41,313    $  51,131

        Loan payable to credit company - $25,820
        original principal balance, bearing interest
        at 9.58% per annum; monthly principal and
        interest payments of $2,096; maturing in June
        2000...........................................           -       10,235
                                                            --------    --------

                                                             41,313       61,366
Less current portion of long-term debt.........              41,313       25,417
                                                            --------    --------
                                                          $       -    $  35,949
                                                            ========    ========

As of December 31, 2000 the Company was in default under the capital lease and the lessor has the right to repossess the equipment or accelerate the lease payments. Therefore the remaining balance has been classified as current. The Company is attempting to negotiate a buy out of the lease

In July 2000 the Company issued convertible demand notes to five investors totaling $225,000. Interest at 8% per annum is payable quarterly beginning November 1, 2000. At the lender's option the notes may be converted into share of Doctorsurf common stock at a rate of one share for every dollar converted.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

In August 1999 the Company entered into a one year operating lease for 1800 square feet of office space with a monthly payment of $1,200, plus applicable sales tax. In February 2000, the lease was amended to include an additional 1,100 square feet of office space. The monthly payment increased to approximately $1,650. In addition, the commencement date of the original was changed to February 1, 2000. The amended lease is renewable at the option of the Company for an additional two-year term. The Company has ability to terminate the lease at any time by providing 90 days notice.

NOTE 7 - STOCK REGISTRATION

The Company has filed a registration statement on Form SB-2 which is currently pending with the Securities and Exchange Commission (the "SEC"). When the Form SB-2 is declared effective by the SEC, the Company will be authorized to distribute up to 200,000 shares of its common stock to up to 20,000 doctors and other healthcare professionals who are members of the Company's web site. These shares will be issued at no cost. The fair market value of these shares will be charged to operations as promotion costs at the time of their issuance.

NOTE 8 - EARNINGS PER SHARE

Basic earnings per share amounts are computed by dividing the net income by the weighted-average number of common shares outstanding. Although the Company has issued some potentially dilutive securities, diluted earnings per share is the same as basic earnings per share because the Company incurred a net operating loss.

The Company's potentially dilutive securities include $225,000 in convertible debt that could be converted into 12,500 shares of stock. In addition, the Company has issued 22,500 options to purchase common stock at $18 per share.

NOTE 9 - STOCK OPTIONS

During the period from May 14, 1999 (date of inception) through December 31, 1999, the Company granted stock options to certain employees and the Chief Executive Officer ("CEO"). The CEO was granted 13,889 stock options according to the terms of an employment agreement; 5,556 of these options vested on December 1, 1999 (effective hiring date per employment agreement) and the remaining 8,333 options vested when Mr. Stuart's employment was terminated in July 2000. These options expire on December 1, 2003.

An additional 2,778 stock options were granted to certain employees on December 31, 1999. These options vested immediately and expire on January 1, 2001. During 2000, an additional 5,833 options were granted to various employees. These options also vested immediately and expire on January 1, 2002.

As of December 31, 2000, 22,500 options are exercisable. All options have an exercise price at their grant date of $18, which equals the market price of the stock at that time. As of December 31, 2000, none of the stock options have been exercised.

                                                                  Number of              Exercise
                                                                   Shares                  Price
                                                              ----------------       --------------
Incentive Stock Options
Outstanding May 14, 1999 (date of inception)...........                  -              $       -
Granted................................................             16,667                  18.00
Exercised..............................................                  -                       -
Forfeited..............................................                  -                       -
                                                                  --------              ----------

Outstanding December 31, 1999..........................             16,667                   18.00

Granted................................................              5,833                   18.00
Exercised..............................................                  -                       -
Forfeited..............................................                  -                       -
                                                                  --------              ----------

Outstanding December 31, 2000..........................             22,500              $    18.00
                                                                  ========              ==========

The Company applies APB No. 25 in accounting for its stock options. Accordingly, no compensation cost has been recognized for the options granted to employees because the estimated price equaled the fair market value on the date of the grant. Had compensation cost been determined on the basis of fair value pursuant to SFAS No. 123, net loss and net loss per share would have increased as follows for the period ended

                                                December 31, 2000                     December 31, 1999
                                           Net Loss           Per Share           Net Loss          Per Share
                                       -----------------    ---------------    ---------------    --------------

As reported.......................       $(1,565,321)          $(1.22)           $(617,362)           $0.49
Pro forma.........................       $(1,567,281)          $(1.22)           $(662,681)           $0.53

The weighted-average fair value of options granted in 2000 and 1999 was $18.00. The estimated fair value was determined using the minimum value method with the following weighted-average assumptions used

Dividend yield                                                         0.00%
Option term - CEO                                                    3 years
Option term - others                                                  1 year
Expected volatility - CEO                                                 0%
Expected volatility - others                                              0%
Risk free interest rate - CEO                                           6.3%
Risk free interest rate - others                                        6.0%

NOTE 10 - STRATEGIC PARTNERSHIPS AND AFFILIATION AGREEMENTS

The Company depends on third parties to provide many of the services that it offers to its members. These services include medical and national news, financial information, practice management services, secure messaging services, practice management services, video and audio conferencing, and continuing medical education courses. The Company has entered into co-branding or distribution agreements, ranging from twelve to twenty-four months, on medical and national news, financial information and secure messaging services. The Company intends to enter into additional strategic partnerships with content providers to provide content for its web site.

In October 2000 the Company hired PSINet, Inc. to provide managed web services and equipment necessary to the operation of the Company's website. Pursuant to the contract, for the next two years PSINet will provide services and equipment valued at $2,400,000 in exchange for approximately 244,444 shares of the Company's common stock.

The actual number of shares to be issued will be determined quarterly based on PSINet's standard billing rates divided by a stock value of $9.74 per share. The contract contains provision that protect PSINet from dilution including right of first offer, co-sale rights and the right to purchase preferred stock. In addition, the share value used in the calculation of the number of shares to be issued is subject to adjustment for stock splits and the sale of shares at lower prices. As of December 31, 2000, the Company believes PSINet has not provided the services required by the contract is disputing invoices totaling $266,240 which have been submitted by PSINet, as well as its rights to receive any shares of the Company's common stock. Approximately $65,000 has been accrued as management's estimate of the value of services provided.

NOTE 11 - OFFICER COMPENSATION

The Company has eight part-time officers who serve without compensation. These officers are engaged in marketing, competitive research, and web site design and evaluation.

During 2000 these officers were awarded 86,389 shares of stock for their services. Compensation expense of approximately $26,000 was recorded in connection with the issuance of the shares. An additional $44,950 in compensation expense was treated as a contribution of capital. The value of these services during the period from May 14, 1999 (date of inception) to December 31, 1999 has been estimated to be $166,000 and has been recorded as compensation expense in the accompanying statement of operation.

NOTE 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not have a policy with regards to entering into transactions with affiliates.

The Company's operations were previously located at facilities located at 6950 Bryan Dairy Rd., Largo, FL 33777, owned by Dynamic Health Products, Inc. Jugal
K. Taneja, who is a Vice President, Secretary and a Director of the Company, is the beneficial owner of approximately 40.2% of the shares of Dynamic Health Products, Inc. In addition, Dr. Sharma, who is President and a Director of the Company, is on the Board of Directors of Dynamic Health Products, Inc. No rent was charged for the Company's use of the facilities during its initial development phase. On September 1, 1999, the Company moved its operations to new office space located at 6925 112th Circle North, Suite 101, Largo, Florida 33773.

NOTE 13 - INCOME TAXES

The Company has a gross deferred tax asset as of December 31, 2000 and 1999 of approximately 443,000 and $132,00 respectively. This asset is comprised of the potential future tax benefit of its operating losses to date. The Company has net operating loss carry forwards for tax purposes of approximately $2,082,000 available to offset future taxable income. These loss carry forwards expire in 2019 and 2020.

Management has evaluated the available evidence regarding the future taxable income and other possible sources of realization of deferred tax assets and determined it is more likely than not that the deferred tax asset will not be realized. Therefore a 100 percent valuation allowance has been established against the gross deferred tax asset. For the periods ending December 31, 2000 and 1999 the valuation allowance increased by 311,000 and 132,000 respectively.

NOTE 14 - SUBSEQUENT EVENTS

In January 2001, the Company entered into a merger agreement with Eonnet Technologies, Inc. In connection with the merger, which became effective on April 9, 2001, the Company completed a one for 18 reverse stock split and then issued an additional 1,000,000 shares of common stock to shareholders of Eonnet Technologies Inc. As part of the merger, Doctorsurf.com changed its name to Eonnet Media, Inc. In addition, the Company will enter into a three-year employment agreement with the majority shareholder of Eonnet Technologies to serve as Chief Executive Officer of the merged company for an annual salary of $120,000.

All per share amounts and number of common shares in the accompanying financial statements have been restated to give retroactive effect for all periods presented for a one for 18 reverse stock split on January 27, 2001. The par value of the common stock was not changed.

                               EONNET MEDIA, INC.
                                 LARGO, FLORIDA
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             December 31,         September 30,
                                                                                 2000                 2001
                                                                         -------------------  ------------------
                                                                                                   (unaudited)
Current assets:
    Cash...........................................................          $     332,291        $     107,032
    Accounts receivable, net.......................................                      -              146,170
    Inventory......................................................                      -               30,611
    Other current assets...........................................                 11,256              112,594
                                                                             -------------        -------------
         Total current assets......................................                343,547              396,407

Property and equipment (net).......................................                120,921              212,451
Intangible assets, net.............................................                      -              822,753
Other assets.......................................................                  2,458                2,456
                                                                             -------------        -------------
         Total assets..............................................          $     466,926        $   1,434,067
                                                                             =============        =============

                                   LIABILITIES
Line of Credit.....................................................          $           -        $      49,640
Accounts payable...................................................                263,888              782,148
Customer deposits..................................................                      -              327,235
Other current liabilities..........................................                132,279              137,606
Due to related parties.............................................                      -              133,829
Loans payable......................................................                182,375              131,750
Due to purchasers of common stock..................................                135,000              135,000
Current portion of long term debt..................................                 41,313               56,410
                                                                             -------------        -------------
         Total current liabilities.................................                754,855            1,753,618
                                                                             -------------        -------------

Long term debt
    Notes and leases payable.......................................                      -               23,116
    Convertible notes..............................................                225,000              225,000
                                                                             -------------        -------------
         Total liabilities.........................................                979,855            2,001,734
                                                                             -------------        -------------

Stockholders' deficit
    Preferred stock par value .01- 5,000,000 shares
         authorized, no shares issued and outstanding..............                      -                    -
    Common stock par value .01 - 95,000,000 shares
         authorized, 1,795,679 and 2,795,679 shares  issued
         and outstanding...........................................                 17,957               27,957
Additional paid-in capital.........................................              1,731,322            2,480,514
Stock subscription receivable......................................                (79,525)             (27,250)
Accumulated deficit................................................             (2,182,683)          (3,048,888)
                                                                             -------------        -------------
         Total stockholders' deficit...............................               (512,929)            (567,667)
                                                                             -------------        -------------
              Total liabilities and shareholders' deficit                    $     466,926        $   1,434,067
                                                                             =============        =============

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                                 LARGO, FLORIDA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                         Three months                         Nine Months
                                                      Ended September 30,                 Ended September 30,
                                              ---------------------------------   ------------------------------
                                                    2001              2000              2001             2000
                                              ---------------   ---------------   ---------------  -------------

Sales....................................       $   460,790       $     1,650       $   932,183      $     5,570
Cost of sales............................          (260,039)                -          (505,224)               -
                                                -----------       -----------       -----------      -----------

Gross profit.............................           200,751             1,650           426,959            5,570

Operating expenses
   Depreciation..........................            20,266            12,211            48,111           30,005
   Advertising & promotion...............                 -             2,214             1,400          112,916
   Payroll and related taxes.............           181,069           280,960           369,133          662,885
   Website expense.......................             4,442            36,605            17,914           70,098
   Other operating expenses..............           132,675           155,154           247,844          391,862
                                               ------------      ------------      ------------     ------------

      Total operating expense............           338,452           487,144           684,402        1,267,766
                                               ------------      ------------      ------------     ------------

      Net operating loss.................          (137,701)         (485,494)         (257,443)      (1,262,196)

Other income (expense)...................
   Interest income.......................               717             5,745             2,764           19,940
   Other income (expense)................               605           (67,998)              648          (62,998)
   Interest expense......................            (9,517)           (9,285)          (32,752)         (15,612)
                                               ------------      ------------      ------------     ------------

      Total other income (expense).......            (8,195)          (71,538)          (29,340)         (58,670)
                                               ------------      ------------      ------------     ------------

Loss attributable to minority interest...                 -           (41,227)                -         (156,334)
                                               ------------      ------------      ------------     ------------

Net loss.................................      $   (145,896)     $   (515,805)     $   (286,783)    $ (1,164,532)
                                               ============      ============      ============     ============

      Basic and diluted loss per share...             (0.05)            (0.41)            (0.12)           (0.93)
                                               ============      ============      ============     ============

Weighted average common
      shares outstanding.................         2,795,700         1,268,089         2,436,726        1,257,379
                                               ============      ============      ============     ============

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                                 LARGO, FLORIDA
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                               Nine months ended September 30,
                                                                         ---------------------------------------
                                                                                 2001                  2000
                                                                         -------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss........................................................          $   (286,783)         $ (1,164,532)
      Adjustments to reconcile net income to net cash
         Provided (used) by operating activities...................
            Depreciation and amortization..........................                48,111                30,005
            Minority interest......................................                     -               328,610
            Contributed services...................................                     -                44,950
            Stock issued for professional services.................                   813               460,000
      (Increase) decrease in:
         Accounts receivable.......................................               (31,914)               (4,000)
         Inventory.................................................                (7,881)                    -
         Related parties...........................................                     -               (27,250)
         Other current assets......................................               (66,336)               70,732
      Increase (decrease) in:
         Accounts payable..........................................               (78,732)              100,138
         Customer deposits.........................................               (16,177)                    -
         Accrued expenses..........................................                (1,731)              (60,412)
                                                                             ------------          ------------
            Net cash provided (used) by operating activities.......              (250,812)             (422,035)
                                                                             ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment..............................                (1,094)              (74,587)
   Purchase of minority interest in EMC911.com.....................               (50,625)                    -
                                                                             ------------          ------------
            Net cash provided (used) by investing activities.......               (51,719)              (74,587)
                                                                             ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of related party obligation..........                44,592                     -
   Proceeds from a line of credit..................................                49,640                     -
   Payments on long-term debt......................................                (4,614)              (20,053)
   Repayment of other payables.....................................                     -              (250,000)
   Stock subscriptions collected...................................                37,654                10,000
   Proceeds from the issuance of long-term obligations.............                     -               225,000
   Proceeds from the issuance of other payables....................                     -               375,000
   Proceeds from the issuance of common stock......................                     -                17,962
   Proceeds from the issuance common stock subject to rescission...                     -                35,000
   Forgiveness of pre-acquisition loan.............................               (50,000)                    -
   Repayment of common stock rescinded.............................                     -               (35,000)
   Cash payments to rescinding shareholders........................                     -               (25,000)
                                                                             ------------          ------------
            Net cash provided (used) by financing activities.......          $     77,272          $    332,909
                                                                             ============          ============

                         Please read accompanying notes.

                               EONNET MEDIA, INC.
                                 LARGO, FLORIDA
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                               Nine months ended September 30,
                                                                         ---------------------------------------
                                                                                 2001                  2000
                                                                         --------------------  -----------------

Net increase (decrease) in cash for the year.......................          $   (225,259)         $   (163,713)
Cash at beginning of year..........................................               332,291               658,629
                                                                             ------------          ------------
Cash at end of year................................................          $    107,032          $    494,916
                                                                             ============          ============

Supplemental Information
Cash paid for interest.............................................          $     21,704          $     11,765
                                                                             ============          ============
Cash paid for taxes................................................          $          -          $          -
                                                                             ============          ============

Non cash transactions
Cancellation of common stock issued for subscription receivable....          $     14,621          $     35,000
                                                                             ============          ============

Stock issued for services..........................................          $    306,622          $          -
                                                                             ============          ============

IPO expenses in accounts payable...................................          $     35,000          $          -
                                                                             ============          ============

                               EONNET MEDIA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Eonnet Media, Inc. (the "Company") was incorporated to provide a premier Internet web site for doctors that is dedicated to doctor education, communication, and information exchange using state-of-the-art technology, security, doctor authentication, and a combination of Internet protocols. The Company activated its web site during the first quarter of 2000. The Company's fiscal year-end is December 31.

In January 2000, Eonnet Media created EMC911 ("EMC") to develop and market an emergency medical card. Through its website EMC collects and stores medical information provided by subscribers. Using the EMC card, medical personnel can access information they need such as blood type, allergies, primary physician and insurance carrier.

In April of 2001, the Company merged with Eonnet Technologies, Inc., a network and web solutions company located in Pittsburgh, PA. Upon the merger, the Company changed its name to Eonnet Media, Inc.

Prior to the merger with Eonnet Technologies, Inc., the Company was a development stage company. Effective with the merger, the Company began operations through its subsidiary, Eonnet Technologies, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instruction to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In order to fund operations to date, the Company has relied on funding raised from sales of the Company's equity securities. The Company's operating losses since inception raises substantial doubt about its ability to continue as a going concern.

The Company's success is dependent upon its ability to raise additional, sufficient investment capital to support the design and implementation of viable Internet web sites, thereby generating revenues to continue to fund operations. There is no assurance that the Company will be able to raise additional capital on terms acceptable to it, if at all.

The Company is subject to the risks and difficulties experienced by early-stage technology businesses, such as limited operating history, competition, potential inability to locate Internet service providers and possible changes in domestic and foreign government regulation which may affect the acceptability of the Company's product by customers. Ultimately, the attainment of profitable operations is dependent upon future events including achieving a level of sales to support the Company's cost structure.

Principles of Consolidation - The consolidated financial statements include the accounts of Eonnet Media Inc and its wholly owned subsidiaries, EMC911, Inc. and Eonnet Technologies, Inc., collectively referred to as the "Company." All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 3 - LINE OF CREDIT

In April 2001, the Company received a line of credit of $50,000. The line of credit is guaranteed by one of the Company's shareholders. It bears interest at the prime rate plus 1.75% (prime is 6.00% at September 30, 2001) and has an available credit balance of $360 at September 30, 2001.

NOTE 4 - LONG-TERM OBLIGATIONS

As of September 30, 2001 the Company was in default under the capital lease and the lessor has the right to repossess the equipment or accelerate the lease payments. Therefore the remaining balance has been classified as current. The Company is attempting to negotiate a buy out of the lease.

NOTE 5 - ACQUISITION

Eonnet Technologies, Inc. was acquired for one million shares of the Company's common stock in April of 2001. The shares were valued at $.306 per share. The merger was accounted for under the purchase method of accounting. The merger resulted in $773,000 of goodwill being recorded. In addition, the Company entered into a three-year employment agreement with the majority shareholder of Eonnet Technologies to serve as Chief Executive Officer of the merged company for an annual salary of $120,000.

NOTE 6 - STRATEGIC PARTNERSHIPS AND AFFILIATION AGREEMENTS

In October 2000 the Company hired PSINet, Inc.(PSI) to provide managed web services and equipment necessary to the operation of the Company's website. Pursuant to the contract, for the next two years PSI will provide services and equipment valued at $2,400,000 in exchange for approximately 244,444 (pre-split) shares of the Company's common stock.

The actual number of shares to be issued will be determined quarterly based on PSI's standard billing rates divided by a stock value of $9.74 per share. The contract contains provisions that protect PSI from dilution including right of first offer, co-sale rights and the right to purchase preferred stock. In addition, the share value used in the calculation of the number of shares to be issued is subject to adjustment for stock splits and the sale of shares at lower prices. In May 2001, PSI filed for bankruptcy. In August PSI submitted invoices totaling $1,001,518 (approximately 102,800 shares) for services rendered between September 2000 and September 2001. The Company believes PSI has not provided the services required by the contract and is disputing all amounts charged by PSI and its rights to any shares of Company common stock. Approximately $65,000 has been accrued as management's estimate of the value of services provided.

NOTE 7 - REGISTRATION STATEMENT

Eonnet Media, Inc. filed the Post Amendment Statement No. 3 on Form SB-2 Registration Statement No. 333-80475, on July 24, 2001. The registration statement relates to the offering of up to 1,000,000 shares of our common stock. There have been no shares sold under this registration statement.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
  and Stockholders
Eonnet Technologies, Inc.
Pittsburgh, Pennsylvania

We have audited the accompanying balance sheets of Eonnet Technologies, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of Eonnet Technologies, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eonnet Technologies, Inc. as of December 31, 2000 and 1999 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BRIMMER, BUREK & KEELAN LLP
Certified Public Accountants

March 9, 2001
(Except for Note 14 as to which
the date is April 10, 2001)

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                                 BALANCE SHEETS

                                     ASSETS
                                                                           December 31,               March 31,
                                                                --------------------------------
                                                                      2000              1999             2001
                                                                ---------------   ---------------  --------------
                                                                                                     (unaudited)
Current assets
Cash......................................................         $        -        $    3,279       $    3,458
Accounts receivable, net (including related                                             213,089          110,798
    party receivables of  $26,500, $0 and $0).............             80,433

Inventory.................................................             37,366            24,927           22,730

Total current assets......................................            117,799           241,295          136,986

Property and equipment, net...............................            135,371            86,853          129,009

Intangible assets, net....................................             64,060            79,596           59,291

Total assets..............................................         $  317,230        $  407,744       $  325,286

                                   LIABILITIES
Current liabilities
Bank overdraft............................................         $    9,032        $        -       $        -
Accounts payable..........................................            340,330           293,105          404,528
Customer deposits.........................................            281,453           139,447          311,058
Other current liabilities.................................              5,409            16,123            7,058
Current portion of long term debt.........................              5,673             5,184            5,802
Current portion of capital lease .........................              8,876                 -            7,084
Due to related party......................................             99,294            74,970          139,237
                                                                   ----------        ----------       ----------

Total current liabilities.................................            750,067           528,829          874,767

Long-term debt............................................             17,260            22,933           15,760
Capital lease obligations.................................             17,094                 -           14,181
                                                                   ----------        ----------       ----------

Total liabilities.........................................            784,421           551,762          904,708
                                                                   ----------        ----------       ----------

Stockholders' equity (deficit)
Common stock - 1,000,000 no par shares
authorized. 997,000, 1,000,000 and
997,000 shares issued and outstanding
as of December 31, 1999, 2000 and
March 31, 2001 respectively...............................                  -                 -                -
Additional paid-in capital................................            164,000                 -          164,000
Accumulated deficit.......................................           (631,191)         (144,018)        (743,422)
                                                                   ----------        ----------       ----------

Total stockholders' equity (deficit)......................           (467,191)         (144,018)        (579,422)
                                                                   ----------        ----------       ----------

Total liabilities and stockholders' equity (deficit)......         $  317,230        $  407,744       $  325,286
                                                                   ==========        ==========       ==========

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                            STATEMENTS OF OPERATIONS

                                                       Year ended December 31,         Three months ended March 31,
                                                 ---------------------------------  ---------------------------------
                                                       2000              1999             2001              2000
                                                 ---------------   ---------------  ---------------   ---------------
                                                                                               (unaudited)
Sales ( including related party
    sales of 2%, 12%, 0% and 1%)..........         $  1,811,813      $  1,410,881     $    508,780      $    441,893
Cost of sales.............................           (1,213,504)         (726,475)        (347,686)         (309,206)
                                                   ------------      ------------     ------------      ------------

Gross profit..............................              598,309           684,406          161,094           132,687

Operating expenses........................
Compensation and related benefits.........              588,865           340,962          135,592           137,117
Contract labor............................              130,022            61,678           26,200            22,926
Auto expense..............................               72,931            40,776           18,611            16,525
Utilities.................................               49,725            24,550           10,724             9,653
Depreciation and amortization.............               41,176            21,152           10,294             9,769
Selling, general and administrative.......              200,942           333,364           69,490            41,767
                                                   ------------      ------------     ------------      ------------

Total operating expense...................            1,083,661           822,482          270,911           237,757
                                                   ------------      ------------     ------------      ------------

Net operating loss........................             (485,352)     (138,076)            (109,817)         (105,070)

Other income (expense)....................
Miscellaneous income......................               15,669             2,959                5             3,026
Interest expense..........................              (17,490)           (8,901)          (2,419)           (3,094)
                                                   ------------      ------------     ------------      ------------

Total other income (expense)..............               (1,821)           (5,942)          (2,414)              (68)
                                                   ------------      ------------     ------------      ------------

Net loss..................................         $   (487,173)     $   (144,018)    $   (112,231)     $   (105,138)
                                                   =============     ============     ============      ============

Basic and diluted net loss per share......         $      (0.49)     $      (0.15)    $      (0.11)     $      (0.11)
                                                   ============      ============     ============      ============

Weighted average shares outstanding.......              997,738           988,004        1,000,000           997,000
                                                   ============      ============     ============      ============

                         Please read accompanying notes.

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                             Shares of                      Additional                        Total
                                              Common          Common          Paid-in      Accumulated    Stockholders'
                                               Stock           Stock          Capital        Deficit         Equity
                                          --------------  --------------  -------------  --------------  -------------

January 1, 1999.....................          870,000       $         -     $         -    $         -     $         -

Stock issued........................          127,000                 -               -              -               -

Net loss ...........................                -                 -               -       (144,018)       (144,018)
                                            ---------       -----------     -----------    -----------     -----------

December 31, 1999...................          997,000                 -               -       (144,018)       (144,018)

Net loss............................                -                 -               -       (105,138)       (105,138)
                                            ---------       -----------     -----------    -----------     -----------

March 31, 2000 (unaudited)..........          997,000                 -               -       (249,156)       (249,156)

Stock issued........................            3,000                 -               -              -               -

Capital contribution................                -                 -         164,000              -         164,000

Net loss............................                -                 -               -       (382,035)       (382,035)
                                            ---------       -----------     -----------    -----------     -----------

December 31, 2000...................        1,000,000                 -         164,000       (631,191)       (467,191)

Net loss............................                -                 -               -       (112,231)       (112,231)
                                            ---------       -----------     -----------    -----------     -----------

March 31, 2001 (unaudited)..........        1,000,000       $         -     $   164,000    $  (743,422)    $  (579,422)
                                            =========       ===========     ===========    ===========     ===========

                         Please read accompanying notes.

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                            STATEMENTS OF CASH FLOWS

                                                    Year ended December 31,          Three months ended March 31,
                                              ---------------------------------   -------------------------------
                                                    2000              1999              2001             2000
                                              ---------------   ---------------   ---------------  --------------
                                                                                             (unaudited)
CASH FLOWS FROM OPERATING
   ACTIVITIES
Net loss................................        $  (487,173)      $  (144,018)      $  (112,231)     $  (105,138)
Adjustments to reconcile net loss
   to net cash provided (used) by
   operating activities.................
Depreciation and amortization...........             41,176            21,152            10,294            9,769
(Increase) decrease in:
Accounts receivable.....................            113,388          (213,089)          (30,365)         112,216
Other current assets....................                187              (187)                -             (459)
Inventory...............................            (12,626)           (2,240)           14,636          (15,329)
Other assets............................             (3,540)           (4,342)                -                -
Increase (decrease) in:
Bank overdraft..........................              9,032                 -            (9,032)             838
Accounts payable........................             75,868           293,105            64,198          (18,425)
Customer deposits.......................            161,274            19,447            29,605           27,323
Accrued expenses........................            (10,714)           16,123             1,649          (13,820)
                                                -----------       -----------       -----------      -----------

Net cash provided (used) by
   Operating activities.................           (113,128)          (14,049)          (31,246)          (3,025)

CASH FLOWS FROM INVESTING
   ACTIVITIES
Purchase of property and equipment......            (38,768)          (55,617)              837           (6,590)
                                                -----------       -----------       -----------      -----------

Net cash provided (used) by
   Investing activities.................            (38,768)          (55,617)              837           (6,590)

CASH FLOWS FROM FINANCING
   ACTIVITIES
Shareholder capital contribution........            164,000                 -                 -                -
Payments on long-term debt..............             (5,184)           (2,025)           (1,371)          (1,253)
Payments on capital lease obligations                (5,880)                -            (4,705)               -
Payments on advances from                                                                          -
   Related parties......................             (4,319)                -           (25,057)
Proceeds on advances from
   Related parties......................                  -            74,970            65,000            7,589
                                                -----------       -----------       -----------      -----------

Net cash provided (used) by
   Financing activities.................            148,617            72,945            33,867            6,336
                                                -----------       -----------       -----------      -----------

Net increase (decrease) in cash
   For the year.........................             (3,279)            3,279             3,458           (3,279)

Cash at beginning of year...............              3,279                 -                 -            3,279
                                                -----------       -----------       -----------      -----------

Cash at end of year.....................        $         -       $     3,279       $     3,458      $         -
                                                ===========       ===========       ===========      ===========

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                      STATEMENTS OF CASH FLOWS (continued)

Supplemental Cash Flow Disclosure

         The statements of cash flows is supplemented by the following non-cash transactions.

                                                    Year ended December 31,          Three months ended March 31,
                                              ---------------------------------   -------------------------------
                                                    2000              1999              2001             2000
                                              ---------------   ---------------   ---------------  --------------
                                                                                             (unaudited)

Financing and investing activities

Assets purchased........................        $    70,618       $   205,759       $         -      $         -
Obligations incurred....................             31,850           150,142                 -                -
                                                -----------       -----------       -----------      -----------

Net cash paid for property
   and equipment........................        $    38,768       $    55,617       $         -      $         -
                                                ===========       ===========       ===========      ===========

Cash paid for:

Interest expense........................        $    17,490       $     8,901       $     2,419      $     3,409
                                                ===========       ===========       ===========      ===========
Income taxes............................        $         -       $         -       $         -      $         -
                                                ===========       ===========       ===========      ===========

                            EONNET TECHNOLOGIES, INC.
                            PITTSBURGH, PENNSYLVANIA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999
                           AND MARCH 31, 2001 AND 2000


NOTE 1 - GENERAL

Business Activity

EONNET Technologies, Inc., a Pennsylvania corporation, was incorporated in December 1998 and began operations in January 1999. The Company provides network, web and application solutions to companies in Pittsburgh, Pennsylvania and the surrounding area.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition - The Company recognizes revenue when the service is complete.

Inventory - Inventories are stated at the lower of cost determined by averaging the cost of the inventory on hand or market. Inventory consists of purchased finished goods, primarily computer and printer repair parts.

Prepaid and Other Assets - Expense items of a nature that will benefit future periods are charged to prepaid and other assets and are amortized over the respective periods.

Property and Equipment - Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (ranging from three to seven years). Leasehold improvements and equipment under capital leases are amortized over the lives of the respective leases, inclusive of bargain renewal options, or the service lives of the assets, whichever is shorter. Accelerated methods are used for tax depreciation.

Intangible Assets - The Company has an intangible asset of goodwill from the acquisition of PTI (Note 8). It is being amortized over a 5-year period using the straight-line method.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reported period. Actual results could differ from those estimates.

Interim Results (Unaudited) - The accompanying financial statements as of March 31, 2001 and the three months ended March 31, 2001 and 2000 are unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements included herein and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of results of the interim periods. The data disclosed in these notes to financial statements for these respective periods is also unaudited.

Costs of Start-Up Activities - The American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, Reporting on the Costs of Start-Up Activities. The standard provides guidance on the financial reporting costs for start-up costs and organization costs. This standard requires cost of start-up and organization costs to be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. The Company accounts for start-up costs and organization costs in accordance with SOP No. 98-5.

Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern. However, as shown in the financial statements, the Company incurred a net loss of $487,173 and $144,018 for 2000 and 1999. At December 31, 2000 and 1999, current liabilities exceeded current assets by $632,268 and $287,534, and total liabilities exceed total assets by $467,191 and $144,018, respectively.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity at time of purchase of three months or less to be cash equivalents.

Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes. Under SFAS No. 109, the Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by provisions of enacted tax laws.

The Company has a gross deferred tax asset as of December 31, 2000 and 1999 of approximately $115,000 and $27,000, respectively. This asset is comprised of the potential future tax benefit of its operating losses to date. Management has evaluated the available evidence regarding the future taxable income and other possible sources of realization of deferred tax assets. A 100 percent valuation allowance has been established by management against the gross deferred tax asset, as it is more likely than not that the deferred tax asset will not be realized.

Earning (Loss) Per Common Share - Basic earnings per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. There were no common stock equivalents, so basic and diluted earnings per share are the same.

Fair Value of Financial Instruments - The estimated fair value of amounts reported in the financial statements has been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The fair value of long-term obligations approximates the carrying value, based on current market price.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

                                                                           December 31,                 March 31,
                                                                ---------------------------------  --------------
                                                                      2000              1999              2001
                                                                ----------------  ---------------  --------------
                                                                                                     (unaudited)

Accounts receivable - trade................................         $  92,018         $ 213,549        $ 122,385
Allowance for doubtful accounts............................           (11,585)             (460)         (11,587)
                                                                    ---------         ---------        ---------

     Total accounts receivable.............................         $  80,433         $ 213,089        $ 110,798
                                                                    =========         =========        =========


Bad debt expense was $11,565, $51,238, $-0- and $-0- for the years ended December 31, 2000 and 1999 and for the three months ended March 31, 2001 and 2000, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                           December 31,                 March 31,
                                                                ---------------------------------  --------------
                                                                      2000              1999              2001
                                                                ----------------  ---------------  --------------
                                                                                                     (unaudited)

Equipment..................................................         $ 112,313         $  83,892        $ 122,406
Furniture and fixtures.....................................            28,043             2,889           27,107
Leasehold improvements.....................................            26,027             8,978           26,027
                                                                    ---------         ---------        ---------
                                                                      166,383            95,759          165,540
Accumulated depreciation...................................           (31,012)           (8,906)         (36,531)
                                                                    ----------        ---------        ----------

     Total property and equipment, net.....................         $ 135,371         $  86,856        $ 129,009
                                                                    =========         =========        =========


Depreciation expense was $22,100, $8,906, $5,525 and $5,525 for the years ended December 31, 2000 and 1999 and the three months ended March 31, 2001 and 2000, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following:

                                                                           December 31,                 March 31,
                                                                ---------------------------------  --------------
                                                                      2000              1999              2001
                                                                ----------------  ---------------  --------------
                                                                                                     (unaudited)

Goodwill...................................................         $  95,382         $  91,842        $  95,382
Less accumulated amortization..............................           (31,322)          (12,246)         (36,091)
                                                                    ---------         ---------        ---------

     Total intangible assets, net..........................         $  64,060         $  79,596        $  59,291
                                                                    =========         =========        =========

Amortization expense was $19,076, $12,246, $4,769 and $4,769 for the years ended December 31, 2000 and 1999 and for the three months ended March 31, 2001 and 2000.

NOTE 6 - CUSTOMER DEPOSITS

The Company sells services on an hourly basis in advance at a discounted hourly rate under its SafeNet and SafeWeb service. The payments are recorded as a liability when received and are recognized as revenue after the service has been performed.

NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                           December 31,                 March 31,
                                                                ---------------------------------  --------------
                                                                      2000              1999              2001
                                                                ----------------  ---------------  --------------
                                                                                                     (unaudited)

Installment note to bank due July 2004, with monthly
Payments of $309 including interest at 8.9%, secured
By a vehicle...............................................         $  11,301         $  13,855        $  10,625
Installment note to bank due July 2004, with monthly
Payments of $317 including interest at 8.9%, secured
By a vehicle...............................................            11,632            14,262           10,937
                                                                    ---------         ---------        ---------
                                                                       22,933            28,117           10,937
                                                                    ---------         ---------        ---------
Less current portion of long-term debt.....................            (5,673)           (5,184)          (7,084)
                                                                    ---------         ---------        ---------

     Total long-term debt..................................         $  17,260         $  22,933        $  14,478
                                                                    =========         =========        =========


Following are maturities of long-term debt for each of the next four years:

2001........................................        $    5,673
2002........................................             6,209
2003........................................             6,795
2004........................................             4,256
                                                    ----------

Total.......................................        $   22,933
                                                    ==========

NOTE 8 - ACQUISITIONS

In May 1999, the Company entered into an Asset Purchase Agreement (Agreement) with Preventive Technologies, Inc. (PTI). PTI, a Pennsylvania corporation, provides network and computer hardware solutions. The acquisition was accounted for using the purchase method of accounting. The Agreement provides for the Company to purchase certain fixed assets, inventory items and the customer list. The acquisition cost was $129,342. The purchase was comprised of a cash payment of $5,000 and the assumption of the liability obligation to perform services under active contracts in the amount of $120,000 and related costs. The results of operations of PTI are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition, $129,342, exceeded the fair value of the net assets acquired by the cost of goodwill in the amount of $91,842 which is being amortized on a straight-line basis over five years.

Contemporaneously, the Company entered into a Consulting Services Agreement with the PTI majority shareholder. The Consulting Service Agreement provides for combined salary and non-compete payments in the approximate amount of $221,000 over two years. The Company ceased payments in January 2000 based on perceived violations of the non-compete agreement. At the time, the Company had paid approximately $65,000 of the contract amount. In 2001, the Company agreed to pay approximately $40,000 in settlement and termination of the agreement. Obligation under the Consulting Service Agreement was adjusted as of December 31, 2000 to reflect the settled amount.

NOTE 9 - CONCENTRATION OF CREDIT RISK - MAJOR CUSTOMERS

Revenues from major customers were approximately $379,000 and $599,466 or 21% and 42% of total revenues during 2000 and 1999, respectively. Major customers are defined as those customers which represent 10% or greater of total revenue of the Company. Should the Company lose these major customers, it could cause a significant decrease in revenue.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

In 2000, the Company ceased payments on the non-compete agreement related to the PTI Merger (Note 8) for alleged violations of the agreement. The unpaid balance of the non-compete was approximately $80,000 at the time the Company ceased payment. The other party to the non-compete threatened litigation to recover the unpaid balance. The dispute was settled in February 2001 for approximately $40,000. The balance due was recorded in 2000.

The Company has a right of first refusal to purchase shares of its common stock owned by certain employees. As of December 31, 2000, no liability exists under this agreement.

NOTE 11 - LEASES

Capital Leases

In 2000, the Company leased furniture and equipment under two capital leases that expire in 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The Company has included the cost of the furniture and equipment in property and equipment, net. The depreciation of the assets under capital lease is included in depreciation expense. Interest rates on the capitalized leases vary from 19% to 21%.

Minimum future lease payments under capital leases as of December 31, 2000 for each of the next three years and in aggregate are:

        2001..........................................   $   13,468
        2002..........................................       13,468
        2003..........................................        6,617
                                                         ----------

        Total minimum lease payments..................       33,553
        Less:  Amount representing interest...........       (7,583)
                                                         ----------
        Present value of net minimum lease payment....   $   25,970
                                                         ==========

Operating leases

The Company leases certain equipment under operating leases expiring in various years through 2003. The lease expense for the years ended December 31, 2000 and 1999 and the three months ended March 31, 2001 and 2000 was approximately $32,000, $17,000, $7,000 and $3,000, respectively.

The future minimum lease payments under these operating leases are as follows:

        2001..........................................   $   27,500
        2002..........................................       18,432
        2003..........................................       10,032
                                                         ----------

             Total....................................   $   55,964
                                                         ==========

NOTE 12 - PROFIT SHARING PLAN

The Company has a Savings Incentive Match Plan for Employees (SIMPLE), which covers all eligible employees. Participation in the plan is voluntary for all employees and allows for salary reduction. The plan provides for the Company to make contributions in the amount of 3% of the employee's voluntary contribution subject to compensation.

For the years ended December 31, 2000, and 1999 and the three months ended March 31, 2001 and 2000, the Company's contributions charged to operations amount to $15,000, $5,000, $4,300 and $700, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS

The Company had various transactions with the majority shareholder's parents' company, Sherman International Corporation (SIC), which provides iron and steel equipment to manufacturing plants. The Company provided SIC $29,300 and $174,000 worth of services during 2000 and 1999. The Company had receivables of $26,000 and $-0- from SIC as of December 31, 2000 and 1999. The Company owed SIC $28,600 as of December 31, 2000 which is included in accounts payable for unpaid rent. The Company also has received cash advances from SIC. The balance of the advances was $70,650 and $74,970 at December 31, 2000 and 1999. The advances accrue interest at 14.25% and are due on demand. The Company rents its office, approximately 2500 and 1900 square feet in 2000 and 1999, from SIC on a month to month basis. The rent expense was $18,600 and $15,000 for 2000 and 1999, respectively.

In 2000, the Company provided services to Geek Securities (GS), a securities dealer, which is owned by the majority shareholder's brother-in-law. The Company sold GS a $5,000 SafeNet time block of which $3,400 has been used. The remaining $1,600 is included in customer deposits. The Company also has a receivable of $500 from GS as of December 31, 2000.

NOTE 14 - SUBSEQUENT EVENTS

In January 2001, the Company entered into a merger agreement with Eonnet Acquisition, Inc. (EAI), a Pennsylvania corporation. The merger was completed April 9, 2001. EAI is a wholly owned subsidiary of DoctorSurf, Inc. (DoctorSurf), a Florida corporation. Simultaneously with the merger, DoctorSurf changed its name to Eonnet Media, Inc. (Media). The shareholders of the Company were given one million shares of Media common stock for their shares of common stock held of the Company. In addition, the majority shareholder of the Company will sign an employment agreement to serve as Media's Chief Executive Officer for a term of three years, with annual compensation equal to $120,000 per year.

The Company had sales of approximately $19,000 with affiliates of Media for the year 2000. At December 31, 2000, the Company had receivables of approximately $500 from the same affiliates.

                       EONNET MEDIA, INC AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

         The following unaudited pro forma condensed consolidated financial statements are included in order to give effect to the transactions described below:

         On January 27, 2001, Eonnet Media completed a one for 18 reverse stock split.

         On April 9, 2001, Eonnet Media acquired all the issued and outstanding stock of Eonnet Technologies, Inc. for 1,000,000 shares of Eonnet Media common stock. The acquisition is accounted for as a purchase.

         The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

         The audited consolidated financial statements of Eonnet Media for the year ended December 31, 2000 and for the period from May 14, 1999 (inception) to December 31,1999, (as filed on April 17, 2001, with Eonnet Media's Form 10-KSB)

         The audited financial statements of Eonnet Technologies for the years ended December 31, 1999 and 2000 (included herein).

The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data does not purport to represent what the financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in the prospectus. See "Risk Factors" included elsewhere herein.

                               EONNET MEDIA, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000

                                                                                                              Eonnet Media
                                                                                                                Pro forma
                                           Eonnet           Eonnet                                            Consolidated
                                            Media      Technologies            Total         Adjustments          Total
                                      ---------------  ---------------   ---------------  ---------------   ---------------

                                                          ASSETS
Current assets
Cash............................        $    332,291     $          -      $    332,291                       $    332,291
Accounts receivable, net
  (including related party
  receivables of $26,500
  and $0).......................                   -           80,433            80,433                             80,433
Inventory.......................                   -           37,366            37,366                             37,366
Other current assets............              11,256                -            11,256                             11,256
                                        ------------     ------------      ------------     ------------      ------------
     Total current assets.......             343,547          117,799           461,346                            461,346
                                        ------------     ------------      ------------     ------------      ------------
Property and equipment (net)....             120,921          135,371           256,292                            256,292
Goodwill........................                   -           64,060            64,060 b        773,000           837,060
Other assets....................               2,458                -             2,458                              2,458
                                        ------------     ------------      ------------     ------------      ------------
     Total other assets.........               2,458           64,060            66,518          773,000           839,518
                                        ------------     ------------      ------------     ------------      ------------
     Total Assets...............        $    466,926     $    317,230      $    784,156     $    773,000      $  1,557,156
                                        ============     ============      ============     ============      ============

                                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and other
  Current liabilities...........        $    396,167     $    636,224      $  1,032,391     $          -      $  1,032,391
Loans and due to purchasers
  Of common stock...............             317,375                -           317,375                            317,375
Current portion of long-term
  Debt..........................              41,313           14,549            55,862                             55,862
Due to related party............                   -           99,294            99,294                             99,294
                                        ------------     ------------      ------------     ------------      ------------
     Total current liabilities..             754,855          750,067         1,504,922                          1,504,922
Long term debt..................             225,000           34,354           259,354                            259,354
                                        ------------     ------------      ------------     ------------      ------------
     Total liabilities..........             979,855          784,421         1,764,276                          1,764,276
                                        ------------     ------------      ------------     ------------      ------------
Shareholders' deficit
  Preferred stock...............                   -                -                 -                                  -
  Common stock..................              17,957                -            17,957 b         10,000            27,957
Additional paid-in capital......           1,731,322          164,000         1,895,322 a       (164,000)        2,494,322
                                                                                       b         763,000
Stock subscription receivable...             (79,525)               -           (79,525)                           (79,525)
Accumulated deficit.............          (2,182,683)        (631,191)       (2,813,874) a       164,000        (2,649,874)
                                        ------------     ------------      ------------     ------------      ------------
     Total stockholders equity
         deficit................            (512,929)        (467,191)         (980,120)         773,000          (207,120)
                                        ------------     ------------      ------------     ------------      ------------
     Total liabilities and
         shareholders' equity
         (deficit)..............        $    466,926     $    317,230      $    784,156     $    733,000      $  1,557,156
                                        ============     ============      ============     ============      ============

                         Please read accompanying notes.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

         The unaudited pro forma condensed consolidated balance sheet gives effect to the reverse stock split as if this transaction had occurred on December 31, 2000.

Adjustments reflect the following:

                  (a) Elimination of Eonnet Technologies equity in consolidation.

                  (b) Adjust the historical financial statements for Eonnet Media's acquisition of Eonnet Technologies, Inc. at an assumed price of $.306 per share.

                               EONNET MEDIA, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF
                          OPERATIONS FOR THE YEAR ENDED
                                DECEMBER 31, 2000

                                                                                                              Eonnet Media
                                                                                                                Pro forma
                                           Eonnet           Eonnet                            Pro Forma       Consolidated
                                            Media      Technologies            Total         Adjustments          Total
                                      ---------------  ---------------   ---------------  ---------------   ---------------

Sales............................       $     20,670     $  1,811,813      $  1,832,483     $                 $  1,832,483
Cost of sales....................                  -       (1,213,504)       (1,213,504)                        (1,213,504)
                                        ------------     ------------      ------------     ------------      ------------
Gross profit.....................             20,670          598,309           618,979                -           618,979
Operating expenses...............
Depreciation and amortization....             35,690           41,176            76,866          257,667           334,533
Advertising and promotion........            117,903                -           117,903                            117,903
Payroll and related taxes........            768,890          588,865         1,357,755          120,000         1,477,755
Contract labor...................                  -          130,022           130,022                            130,022
Auto expense.....................                  -           72,931            72,931                             72,931
Utilities........................                  -           49,725            49,725                             49,725
Website expense..................            139,284                -           139,284                            139,284
Legal and professional fees......            287,181                -           287,181                            287,181
Other operating expenses.........            232,991          200,942           433,933                            433,933
                                        ------------     ------------      ------------     ------------      ------------
     Total operating expense.....          1,581,939        1,083,661         2,665,600          377,667         3,043,267
                                        ------------     ------------      ------------     ------------      ------------
Net operating loss...............         (1,561,269)        (485,352)       (2,046,621)        (377,667)       (2,424,288)
Other income (expense)...........
Interest income..................             24,202                -            24,202                             24,202
Miscellaneous income.............                  -           15,669            15,669                             15,669
Interest expense.................           (218,254)         (17,490)          (45,744)                           (45,744)
                                        ------------     ------------      ------------     ------------      ------------
     Total other income
        (expense)................             (4,052)          (1,821)           (5,873)                            (5,873)
                                        ------------     ------------      ------------     ------------      ------------
Net loss.........................       $ (1,565,321)    $   (487,173)     $ (2,052,494)    $   (377,667)     $ (2,430,161)
                                        ============     ============      ============     ============      ============

Basic and diluted loss per share.             (1.22)           (0.49)                             (0.19)            (0.74)
                                        ===========      ===========       ============     ===========       ===========

Weighted average common
   Common shares outstanding.....          1,280,549          997,738                          2,000,000         3,280,549
                                        ============     ============      =============    ============      ============


                         Please read accompanying notes.

                       EONNET MEDIA, INC AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

         The unaudited pro forma condensed consolidated statement of operations gives effect to the reverse stock split as if this transaction had occurred on January 1, 2000.

Adjustments reflect the following:

                  (a) Amortize goodwill in connection with the acquisition of Eonnet Technologies Inc. over its assumed life of three years.

                  (b) Record salary expense to new Chief Executive Officer pursuant to merger agreement.

                        EONNET MEDIA INC AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001

The unaudited pro forma data presented in the unaudited pro forma condensed consolidated financial statements is included in order to illustrate the effect on the Company's financial statements of the transactions described below:

On April 9, 2001 Eonnet Media acquired all the issued and outstanding stock of Eonnet Technologies, Inc. for 1,000,000 shares of Eonnet Media common stock. The acquisition is accounted for as a purchase.

The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

The unaudited consolidated financial statements of Eonnet Media for the quarter ended March 31, 2001 (as filed on August 14, 2001 with Eonnet Media's Form 10-QSB)

The unaudited financial statements of Eonnet Technologies for the quarter ended March 31, 2001 (included herein)

These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the consolidations had been in effect on the dates indicated or which may be obtained in the future.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                       EONNET MEDIA, INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
                       THREE MONTHS ENDING MARCH 31, 2001

                                                                                                                Pro forma
                                           Eonnet           Eonnet                            Pro Forma       Consolidated
                                            Media        Technologies          Total         Adjustments         Totals
                                      ---------------  ---------------   ---------------  ---------------   ---------------

Sales............................       $     3,816      $   508,780       $   512,596      $                 $   512,596
Cost of sales....................                 -         (347,686)         (347,686)                          (347,686)
     Gross profit................             3,816          161,094           164,910                            164,910
                                        -----------      -----------       -----------                        -----------

Operating expenses...............
   Depreciation and
       Amortization..............             6,298           10,294            16,592           64,417            81,009
   Advertising and promotion.....               700                -               700                                700
   Payroll and related taxes.....            39,403          135,592           174,995           30,000           204,995
   Contract labor................                 -           26,200            26,200                             26,200
   Auto expense..................                 -           18,611            18,611                             18,611
   Utilities.....................                 -           10,724            10,724                             10,724
   Website expense...............             7,982                -             7,982                              7,982
   Legal and professional fees...               224                -               224                                224
   Other operating expenses......            15,791           69,490            85,281                             85,281
                                        -----------      -----------       -----------      -----------       -----------
     Total operating expense.....            70,398          270,911           341,309           94,417           435,726
                                        -----------      -----------       -----------      -----------       -----------
     Net operating loss..........           (66,582)        (109,817)         (176,399)         (94,417)         (270,816)

Other income (expense)...........
   Interest income...............             1,266                -             1,266                              1,266
   Miscellaneous income..........                 -                5                 5                                  5
   Interest expense..............            (8,863)          (2,419)          (11,282)                           (11,282)
                                        -----------      -----------       -----------      -----------       -----------
     Total other income
         (expense)...............            (7,597)          (2,414)          (10,011)               -           (10,011)
                                        -----------      -----------       -----------      -----------       -----------
Net loss.........................       $   (74,179)     $  (112,231)      $  (186,410)     $   (94,417)      $  (280,827)
                                        ===========      ===========       ===========      ===========       ===========
Basic and diluted loss per
    share........................             (0.06)           (0.11)                                               (0.12)
                                        ===========      ===========                                          ===========
Weighted average common shares
outstanding......................         1,280,549        1,000,000                                            2,280,549
                                        ===========      ===========                                          ===========

                         Please read accompanying notes.

                        EONNET MEDIA INC AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDING MARCH 31, 2001

The unaudited pro forma consolidated statement of operations gives effect to the merger with Eonnet Technologies as if these transactions had occurred on January 1, 2001.

Adjustments reflect the following:

         (a) Amortize goodwill in connection with the merger of Eonnet Technologies Inc over its assumed life of three years.

         (b) Record salary expense to new Chief Executive Officer pursuant to the merger agreement.

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions had been effected at the dates indicated or to project future results of operations for any period.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the financial statements and related notes of the respective companies.

Until _____________, 2002 (25 days after the commencement
of this offering), all dealers that effect transactions in
these securities, whether or not participating in this
offering, may be required to deliver a prospectus. This is
in addition to the dealer's obligation to deliver a
prospectus when acting as an underwriter and with respect
to their unsold allotments or subscriptions.                    1,000,000 SHARES

No dealer, sales person or other person has been
authorized to give any information or to make any
representations other than those contained in this            EONNET MEDIA, INC.
Prospectus and, if given or made, such information
or representations must not be relied upon as having
been authorized by us or the Underwriters. This                  Common Stock
Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs of that the information contained herein is correct as of any time subsequent to the date hereof.

                                                                -------------

          ------------------                                     PROSPECTUS

                                                                -------------






                                                            VIEWTRADE SECURITIES


                                                               ________, 2002

                                                   ALTERNATE BACK COVER PAGE FOR
                                                  FREE STOCK OFFERING PROSPECTUS

Until _____________, 2002 (25 days after the
commencement of this offering), all dealers
that effect transactions in these securities,
whether or not participating in this offering,
may be required to deliver a prospectus. This
is in addition to the dealer's obligation to
deliver a prospectus when acting as an
underwriter and with respect to their unsold
allotments or subscriptions.                                   200,000 SHARES

No dealer, sales person or other person has been
authorized to give any information or to make any
representations other than those contained in this            EONNET MEDIA, INC.
Prospectus and, if given or made, such information
or representations must not be relied upon as having
been authorized by us or the Underwriters. This                  Common Stock
Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs of that the information contained herein is correct as of any time subsequent to the date hereof.

                                                                -------------

          ------------------                                     PROSPECTUS

                                                                -------------






                                                            VIEWTRADE SECURITIES


                                                               ________, 2002

          ALTERNATE FRONT COVER PAGE FOR FREE STOCK OFFERING PROSPECTUS

                              Subject to Completion
                  Preliminary Prospectus dated January 8, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
                                 200,000 Shares

                               Eonnet Media, Inc.

                                  Common Stock



         Eonnet Media is offering up to 200,000 shares of common stock. We will not receive any proceeds from this offering. We are distributing the shares at no cost to doctors and other healthcare professionals who become members on our web site in exchange for their providing us with biographical and other personal information. Each doctor who subscribes in this offering will receive ten shares of common stock. This offering is not being underwritten.

         We expect the public offering price to be $5 per share. Currently, no public market exists for the shares. After the pricing of the offering, we expect that the shares will be listed on the American Stock Exchange under the symbol "EON."

         Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

                                                                            Per Share        Total
                                                                            ---------        -----

       Public offering price.........................................         $0.00           $0
       Proceeds to Eonnet Media......................................         $0.50           $0


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares will be ready for delivery on or about _______, 2002.

                               __________________


                           ViewTrade Securities, Inc.

                               __________________


                  The date of this prospectus is _______, 2002

                ALTERNATE PAGE FOR FREE STOCK OFFERING PROSPECTUS


                                  UNDERWRITING

         We will issue 200,000 shares to ViewTrade Securities at no cost, and they will distribute those 200,000 shares at no cost to doctors and other healthcare professionals who are members of our web site. ViewTrade Securities will distribute ten shares to up 20,000 doctors and other healthcare professionals who are members of our web site.

         The material steps that a member of our web site must complete in order to subscribe for our shares are as follows:

        o A doctor or other healthcare professional who logs onto our web site will have the option of becoming a "member" by completing an online application that asks for personal information, including name, address, type of practice and specialty, license and Drug Enforcement Agency, or DEA, number, annual income, and personal interests.

        o The online application will also have a box that permits a doctor who is interested in receiving ten free shares to click on that box for more information. The box will contain a statement that a registration statement has been filed with the SEC, and offer a hyperlink to the Final prospectus, which the doctor will be able to download if he or she wishes. We also will make available a paper copy of the final prospectus upon request. The doctor has the option of then confirming that he or she has received the prospectus and would like to receive the free shares by clicking on another box. The doctor must confirm that he or she has received the prospectus before receiving shares.

Listing on the American Stock Exchange Market

         We will apply to list the shares on the American Stock Exchange under the symbol "EOI."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers

         Florida corporate law provides that a Florida corporation has the power to indemnify any person who is a party to any proceeding, other than an action by, or in the right of the corporation reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Article IX of Eonnet Media's bylaws provides indemnification to Eonnet Media's directors and officers if they are involved in any action, suit or proceeding of any nature by reason of the fact that he or she is or was a director or officer of Eonnet Media.

Item 25. Other expenses of issuance and distribution

      Securities and Exchange Commission filing fee................   $    6,950
      NASD filing fee..............................................   $    1,157
      American Stock Exchange listing application fee..............   $    1,000
      Blue Sky fees and expenses...................................   $   20,000
      Printing and engraving expenses..............................   $   25,000
      Accountants' fees and expenses...............................   $  100,000
      Legal fees and expenses......................................   $  150,000
      Stock transfer agent and registrar...........................   $    5,000
      Miscellaneous     ...........................................   $   40,893
                                                                      ----------
                        Total......................................   $  350,000
                                                                      ==========


         We will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

Item 26. Recent sales of unregistered securities

         Within the past three years, we issued the following securities which were not registered under the Securities Act of 1933. All share and dollar numbers are adjusted for the registrant's January 27, 2001 one for 18 reverse stock split.

        (1) In May 1999, we issued an aggregate of 1,250,000 shares of its common stock, at a price of $.18 per share, to accredited investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933.

        (2) From June through August 1999, we sold 41,667 shares of common stock to investors at $18.00 per share, for gross proceeds of $750,000. The shares were sold to a limited number of investors in a private placement that was not registered under the federal securities laws. For federal securities law purposes, however, the private placement and the our proposed free share offering were considered a singlez offering and the exemption from registration that we relied on in making the private placement was not available. Therefore, we offered each investor in the private placement the right to resell their shares to us and receive a refund of the price paid by them of $18 per share. The private placement investors' right to sell their shares to us began on August 14, 1999 and expired on August 25, 2000. Two investors initially accepted our offer to resell their 1,944 shares to us and received total refund of the $35,000 purchase price. Subsequently, 11 additional investors with a total of 7,500 shares accepted our offer to resell their shares to us for a total amount of $135,000. As we were not in a position to pay cash to these investors, we issued them promissory notes payable in the aggregate amount of $135,000, which bear interest at a rate of 8% per annum. These notes will be repaid from the net proceeds of this offering.

        (3) In July 2000, we issued an aggregate of $225,000 in convertible demand notes payable, to accredited investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. Interest on the notes is payable quarterly, commencing November 1, 2000, at a rate of 8% per annum. Principal on the notes is payable on demand, but the notes are subordinated to all future debt to any lending institution. The notes are convertible into common stock at a conversion rate of $18.00 per share. The notes are convertible at the option of the note holders.
                  There are no prepayment penalties on the notes.

        (4) In December 2000, we issued an aggregate of 137,037 shares of common stock to various former shareholders of EMC, in exchange for the purchase of 740,000 shares of their stock in EMC.

        (5) On December 31, 2000, we offered 170,833 shares of common stock to certain of our shareholders at $.306 per share. We accepted subscriptions for 121,667 shares of common stock on July 1, 2001, from certain of our existing shareholders at a price equal to $.306 per share.

        (6) On December 31, 2000, we issued 166,944 shares of common stock to various individuals and companies as compensation for services performed. The aggregate value of these services was $51,085, or .306 per share.

        (7) On July 1, 2001, we amended its agreement with Foley & Lardner, its counsel, to issue an additional 46,411 for previous services performed for us, in addition to the 22,222 shares issued to Foley & Lardner on December 31, 2000. The value of these additional services provided by Foley & Lardner was $193,200.

        (8) On April 9, 2001, in connection with our acquisition of Eonnet Technologies, Inc., we issued 1,000,000 shares of common stock to the shareholders of Eonnet Technologies, Inc.

Item 27.  Exhibits


Exhibit
Number                                   Exhibit Description
------                                   -------------------

1.1                Form of Underwriting Agreement.
1.2                Form of Warrant Purchase Agreement.
2.1*               Agreement and Plan of Merger with Eonnet Technology, Inc.
3.1a*              Articles of Incorporation.
3.1b*              Articles of Amendment to Articles of Incorporation.
3.2*               By-laws.
5.1                Opinion of Foley & Lardner.
10.1*              Technology Agreement between Weblink Communications, Inc. and
                   Eonnet Media, Inc.
10.2*              Lease Agreement dated as of September 1, 1999, between
                   Doctorsurf.com,  Inc. and the Pinellas Center for the
                   Visually Impaired, Inc.
10.3*              Employment Agreement dated January 15, 2001, between Vikrant
                   Sharma and Eonnet Media, Inc.
10.4               Consulting  Agreement dated December 26, 2001, between Rakesh
                   Sharma, M.D. and Eonnet Media, Inc.
10.5               Consulting  Agreement dated December 26, 2001, between
                   Jugal K. Taneja and Eonnet Media, Inc.
10.6               Consulting  Agreement dated December 26, 2001, between
                   Stephen M. Watters and Eonnet Media, Inc.
10.7               Form of Advisory and Investment Banking Agreement between
                   Eonnet Media, Inc. and ViewTrade Securities, Inc.
10.8               Lease dated January 1, 2001 between Eonnet Media, Inc. and
                   Sherman International Corporation.
10.9               Promissory Note dated May 30, 2001 by Eonnet Technologies,
                   Inc. in favor of PNC Bank.
10.10              Consulting  Agreement dated December 26, 2001, between Elliot
                   & Associates and Eonnet Media, Inc.
23.1               Consent of Foley & Lardner (included in Exhibit 5.1).
23.2               Consent of Brimmer, Burek & Keelan  LLP regarding Eonnet
                   Media, Inc.
23.3               Consent of Brimmer, Burek & Keelan  LLP regarding Eonnet
                   Technologies, Inc.
24.1               Power of Attorney relating to subsequent amendments (included on the signature page of this registration statement).
---------------------------
*Previously filed

Item 28.  Undertakings

         The undersigned small business issuer undertakes as follows:

         (a)      The small business issuer will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 Post-Effective Amendment No. 4 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 9th day of January, 2002.


                                       EONNET MEDIA, INC.


                                       By:    /s/ Vikrant Sharma
                                          --------------------------------------
                                          Vikrant Sharma, Chief Executive
                                          Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Vikrant Sharma as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                        Title                                        Date
---------                                        -----                                        ----

/s/ Vikrant Sharma                           Chief Executive Officer,                         January 8, 2002
------------------------------------
Vikrant Sharma                               President, and Director
                                             (Principal Executive Officer)
/s/ Rakesh K. Sharma                         President, Secretary and Director                January 8, 2002
------------------------------------
Rakesh K. Sharma

/s/ Jugal K. Taneja                          Director                                         January 8, 2002
------------------------------------
Jugal K. Taneja

/s/ Linda McClintock-Greco                   Director                                         January 8, 2002
------------------------------------
Linda McClintock-Greco


                                     II-10


/s/ George Stuart                            Director                                         January 8, 2002
------------------------------------
George Stuart





                                     II-11